UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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Cal Dive International, Inc.
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CAL DIVE INTERNATIONAL, INC.
2500 CityWest Boulevard
Houston, Texas 77042
Telephone: (713) 361-2600

April 4, 2013

Dear Stockholder:
You are cordially invited to join us at our 2013 Annual Meeting of Stockholders to be held on Tuesday, May 14, 2013 at 9:00 a.m. at the corporate offices of Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.
The attached Notice of Annual Meeting and Proxy Statement describe the matters proposed by your Board of Directors to be considered and voted upon by our stockholders at the Annual Meeting.
Cal Dive is once again taking advantage of the Securities and Exchange Commission's Notice and Access proxy rule, which allows companies to furnish proxy materials via the Internet as an alternative to the traditional approach of mailing a printed set to each stockholder. We believe this approach provides our stockholders with the proxy materials they need while reducing printing and postage costs and reducing the environmental impact of our Annual Meeting. We have sent a Notice of Internet Availability of Proxy Materials to all stockholders who have not previously elected to receive a printed set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report to Stockholders, as well as how to vote online, by telephone or in person at the 2013 Annual Meeting.
Your Vote is Important. Regardless of the number of shares of our stock that you own, it is important that your shares be represented and voted at the Annual Meeting. Please vote your shares by Internet or telephone, or, if you received a printed set of materials by mail, by returning the accompanying proxy card, as soon as possible to ensure that your shares are voted at the Annual Meeting. Further instructions on how to vote your shares can be found in our Proxy Statement.
Thank you for your continuing support of our company.

Sincerely,

Quinn J. Hébert
Chairman of the Board

CAL DIVE INTERNATIONAL, INC.
NOTICE OF 2013 ANNUAL MEETING
OF STOCKHOLDERS

TO THE STOCKHOLDERS OF CAL DIVE INTERNATIONAL, INC.:

The 2013 Annual Meeting of Stockholders will be held at 9:00 a.m. (CDT) on Tuesday, May 14, 2013 at the corporate offices of Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042, to consider the following matters:
1.	To elect two Class I Directors, each to serve a three-year term expiring at our 2016 annual meeting;

2.	To hold an advisory vote to approve the compensation of our Named Executive Officers;

3.	To approve the Cal Dive International, Inc. 2013 Stock Incentive Plan;

4.	To approve the issuance of up to 46,122,990 shares of our common stock upon conversion of our 5.00% Convertible Senior Notes due 2017;

5.	To approve an amendment to our Amended and Restated Certificate of Incorporation to remove in its entirety Article XII thereof containing limitations on foreign ownership and control of our common stock, and foreign status of certain officers and directors;

6.	To ratify our Audit Committee's appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

7.	To transact such other business as may properly be considered at the Annual Meeting or any adjournment thereof.
If you were a stockholder as of the close of business on March 15, 2013, you are entitled to vote at the Annual Meeting and at any adjournment thereof.

Once again, instead of mailing a printed copy of our proxy materials, including our Annual Report, to each stockholder of record, we are providing access to these materials via the Internet. This reduces the amount of paper necessary to produce these materials, as well as the costs associated with printing and mailing these materials to all stockholders. On April 4, 2013, we mailed a Notice of Internet Availability of Proxy Materials (the "Notice") to all stockholders of record as of March 15, 2013, and posted our proxy materials on our website as described in the Notice. As more fully described in the Notice, all stockholders may choose to access our proxy materials on our website or may request a printed set of our proxy materials. In addition, the Notice and website provide information regarding how you may request to receive printed proxy materials on an ongoing basis.

If you received a printed copy of the materials, we have enclosed a copy of our 2012 Annual Report to Stockholders with this notice and Proxy Statement.
BY ORDER OF THE BOARD OF DIRECTORS,

Lisa M. Buchanan
Corporate Secretary

Houston, Texas
 April 4, 2013

YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the meeting, please take a few minutes now to vote your shares. You may vote by telephone or through the Internet, or, if you received printed materials, by completing, signing and returning the accompanying proxy card following the instructions provided in these proxy materials so that your shares may be voted in accordance with your wishes.

CAL DIVE INTERNATIONAL, INC.
2500 CityWest Boulevard
Houston, Texas 77042
Telephone: (713) 361-2600

PROXY STATEMENT
Annual Meeting of Stockholders
May 14, 2013

We are providing these proxy materials in connection with the solicitation on behalf of our Board of Directors of proxies to be voted at our Annual Meeting of Stockholders to be held on May 14, 2013, and at any adjournment of the Annual Meeting. The Annual Meeting will be held at our corporate offices located at 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042. These proxy materials are first being made available to stockholders on or about April 4, 2013.
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Who may vote at the Annual Meeting?

The Board has set March 15, 2013 as the record date for the Annual Meeting. If you owned our common stock at the close of business on March 15, 2013, you may vote at the Annual Meeting. You are entitled to one vote for each share of common stock you owned on the record date on each of the matters presented for a vote of the stockholders at the Annual Meeting.
How many shares must be present to hold the Annual Meeting?

The holders of a majority of our outstanding shares of common stock as of the record date must be present, in person or represented by proxy, at the Annual Meeting in order to constitute a quorum, hold the meeting and conduct business. On the record date, there were 97,873,705 shares of our common stock issued and outstanding. Your shares will be counted as present at the Annual Meeting if you:
•  are present in person at the Annual Meeting;
•  have properly submitted a proxy card; or
•  have voted using the telephone or Internet in accordance with the instructions provided in these materials.
What matters will be voted on at the Annual Meeting?

The only matters currently scheduled to be voted on at the Annual Meeting are: (i) the election of two "Class I" Directors, each to serve a three-year term expiring at our 2016 annual meeting; (ii) an advisory vote to approve the compensation of our Named Executive Officers (the "say-on-pay" proposal); (iii) the approval of the Cal Dive International, Inc. 2013 Stock Incentive Plan; (iv) approval of the issuance of up to 46,122,990 shares of our common stock upon conversion of our 5.00% Convertible Senior Notes due 2017 (the "stock issuance" proposal); (v) approval of an amendment to our Amended and Restated Certificate of Incorporation to remove in its entirety Article XII thereof containing limitations on foreign ownership and control of our common stock, and foreign status of certain officers and directors (the "charter amendment"); and (iv) the ratification of our Audit Committee's appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013 (the "ratification of selection of our auditors"). We will also consider other business that properly comes before the Annual Meeting in accordance with Delaware law and our By-laws, as described in more detail under "Other Information – Proposals and Director Nominations for 2014 Stockholders' Meeting" below. The Chairman of the Annual Meeting may refuse to allow presentations of a stockholder proposal or a nomination for election to the Board from the floor of the Annual Meeting if the proposal or nomination was not properly and timely submitted in advance of the meeting.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this Proxy Statement, we are not aware of any other business to be considered or acted upon at the Annual Meeting. If you sign and send in the proxy card or vote by telephone or through the Internet, the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting in accordance with Delaware law and our By-laws.
How many votes are required to approve each proposal? How are votes counted? How does the Board recommend I vote?

The following chart explains what your voting options are with regard to each matter proposed in this Proxy Statement, how we recommend that you vote, and what vote is required for that proposal to be approved.
Proposal	Your Voting Options	Board's Recommendation	Vote Required for Approval
Election of directors	You may vote "FOR" each nominee or choose to "WITHHOLD" your vote for one or both of the nominees.	The Board recommends you vote FOR each of the two nominees.	plurality of the votes cast by holders of common stock present in person or represented by proxy and entitled to vote on the election of directors*
Say-on-pay (advisory)	You may vote "FOR" or "AGAINST" this proposal or "ABSTAIN" from voting.	The Board recommends you vote FOR approval of our executive compensation as disclosed in this proxy statement.	affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal
2013 Stock Incentive Plan	You may vote "FOR" or "AGAINST" this proposal or "ABSTAIN" from voting.	The Board recommends you vote FOR approval of our 2013 Stock Incentive Plan.	affirmative vote of the majority of votes cast, provided the total votes cast on this proposal represent over 50% of all shares of common stock
Stock issuance	You may vote "FOR" or "AGAINST" this proposal or "ABSTAIN" from voting.	The Board recommends you vote FOR approval of the issuance of up to 46,122,990 shares of our common stock upon conversion of our 5.00% Convertible Senior Notes due 2017.	affirmative vote of the majority of votes cast, provided the total votes cast on this proposal represent over 50% of all shares of common stock

Proposal	Your Voting Options	Board's Recommendation	Vote Required for Approval
Charter amendment	You may vote "FOR" or "AGAINST" this proposal or "ABSTAIN" from voting.	The Board recommends you vote FOR approval of an amendment to our Amended and Restated Certificate of Incorporation to remove Article XII in its entirety.	affirmative vote of the holders of a majority of all shares of our common stock
Ratification of selection of our auditors	You may vote "FOR" or "AGAINST" this proposal or "ABSTAIN" from voting.	The Board recommends you vote FOR ratification of our selection of Ernst & Young LLP as our auditors for 2013.	affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote on the proposal
_________________
*Assuming that a quorum is present at the Annual Meeting, the two director nominees receiving the greatest number of votes cast by the holders of common stock entitled to vote on the matter will be elected as directors.

What are the effects of abstentions and broker non-votes on each proposal?

Abstentions will be treated as present for purposes of determining a quorum, but abstentions will have no effect on the election of directors, and will have the effect of a vote "AGAINST" the remaining proposals (say-on-pay, the 2013 Stock Incentive Plan, the stock issuance proposal, the charter amendment proposal, and the ratification of selection of our auditors).
If you hold your shares in street name and do not provide voting instructions to your broker, bank or other nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote"). In that case, your shares will be considered present at the meeting for purposes of determining a quorum, but may not be considered to be represented at the meeting for purposes of calculating the vote with respect to such proposal. Under New York Stock Exchange ("NYSE") rules, brokers generally have discretionary authority to vote without instructions from beneficial owners on the ratification of the selection of our auditors. However, they do not have discretionary authority to vote, without instructions, on (i) the election of directors, (ii) the say-on-pay proposal, (iii) the 2013 Stock Incentive Plan, (iv) the stock issuance proposal, or (v) the charter amendment proposal.
Broker non-votes will have no effect on the election of directors or the say-on-pay proposal, because the broker has not received instructions from the beneficial owner as to how to vote the shares and therefore these shares are not entitled to vote on those specific matters. With regard to the charter amendment, because approval requires the affirmative vote of the holders of a majority of all shares of our common stock (without regard to whether holders are present in person or represented by proxy at the Annual Meeting), a broker non-vote will have the same effect as a vote AGAINST the proposal.
Under NYSE rules, approval of each of the 2013 Stock Incentive Plan and stock issuance proposals requires the affirmative vote of the majority of votes cast, provided the total votes cast represent over 50% of all shares of our common stock entitled to vote on the proposal. Broker non-votes, unlike votes "FOR," votes "AGAINST," and abstentions, do not count as votes cast under NYSE rules. Thus, to approve each of the 2013 Stock Incentive Plan and stock issuance proposals, (1) the total sum of votes "FOR," plus votes "AGAINST," plus abstentions, which we refer to collectively as the "NYSE votes cast," must be greater than 50% of the total outstanding shares of our common stock and (2) the number of votes "FOR" each of these two proposals must be greater than 50% of the NYSE votes cast. Therefore, although a broker non-vote will not have the effect of a vote FOR or AGAINST either of these proposals, it will reduce the number of votes cast and thus increase the relative influence of those stockholders voting on the proposal.

How do I vote my shares without attending the meeting?

Whether you hold shares directly or in street name, you may direct the vote of your shares without attending the Annual Meeting. If you are a stockholder of record, you may vote by designating another person, called a proxy, to vote the stock you own by delivery of a properly executed proxy card or by using the telephone or Internet in accordance with the instructions provided herein. If you deliver a properly executed proxy card or vote by telephone or through the Internet, your shares will be voted at the Annual Meeting in accordance with the directions you have given, unless you revoke the proxy card or your telephone or Internet vote prior to its exercise at the Annual Meeting. For shares held in street name, you may vote by submitting voting instructions to your broker or other nominee.
If your shares are registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, you are the stockholder of record with respect to these shares and you will have received a Notice of Internet Availability of Proxy Materials directly from Wells Fargo instructing you where to access the Proxy Statement, Annual Report and proxy card (the "Proxy Materials") as well as instructions for voting your shares. Please carefully consider the information contained in the Proxy Materials, then complete your proxy online or, if you received a paper copy of the Proxy Materials, complete, date, sign and return the proxy card promptly so that your shares may be voted in accordance with your wishes. If you are a stockholder of record, you may vote by telephone by dialing toll-free 1-800-560-1965, or through the Internet by going to www.eproxy.com/dvr and following the instructions provided to you, until 12:00 noon Central Daylight Time on May 13, 2013. If you are a stockholder of record who received a paper copy of our Proxy Materials, you may also vote by mail by signing and dating the proxy card and mailing it to Wells Fargo using the postage pre-paid, pre-addressed envelope they will provide to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should sign your name and indicate such title or capacity.
If you sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each director nominee, "FOR" the approval, on an advisory basis, of the compensation of our Named Executive Officers, "FOR" the approval of the Cal Dive International, Inc. 2013 Stock Incentive Plan; "FOR" the approval of the issuance of up to 46,122,990 shares of our common stock upon conversion of our 5.00% Convertible Senior Notes due 2017, "FOR" approval of an amendment to our Amended and Restated Certificate of Incorporation to remove in its entirety Article XII thereof, and "FOR" the ratification of our selection of Ernst & Young LLP as our auditors for 2013.
If, like most of our stockholders, you hold your shares in street name through a broker, bank or other nominee rather than directly in your own name, you are considered the beneficial owner of these shares, and you should have received directions on how to complete a voting instruction card from your broker, bank or other nominee. Please carefully consider the information contained in this Proxy Statement, then complete, date, sign and return the voting instruction card promptly so that your shares may be voted in accordance with your wishes. For shares held in street name, you should follow the voting directions provided by your broker or other nominee. You may complete and mail a voting instruction card to your broker or other nominee or, in most cases, submit voting instructions by telephone or through the Internet as described above. If you provide specific voting instructions in accordance with the directions provided by your broker or other nominee, your shares should be voted by your broker or other nominee as you have directed.
How do I vote my shares in person at the meeting?

If you are a stockholder of record, to vote your shares in person at the Annual Meeting, you should bring with you to the meeting the proxy card (or use the ballot provided at the Annual Meeting) and proof of identification. If you are a beneficial owner of shares held in street name, you may vote shares held in street name in person at the Annual Meeting only if you obtain a signed "legal proxy" from the record holder (broker or other nominee) giving you the right to vote the shares and provide an account statement or letter from such broker or other nominee showing that you were the beneficial owner of the shares on the record date.
Even if you plan to attend the Annual Meeting, we encourage you to vote by completing, signing and mailing the proxy card or voting instruction card or voting by telephone or through the Internet, so your vote will be counted if you later decide not to attend the Annual Meeting.

What does it mean if I receive more than one Notice?

It means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return a proxy card or voting instruction card or vote by telephone or through the Internet with respect to all of your shares.
May I change my vote?

Yes, you may change your vote and revoke your proxy by:
•  Sending a written statement to that effect to our Corporate Secretary;
•  Submitting a properly signed proxy card with a later date;
•  Voting later by telephone or through the Internet; or
•  Voting in person at the Annual Meeting.
In all cases the last vote that you cast will always be the one counted as long as it is received prior to the time the polls are closed at the Annual Meeting.
If you hold shares in street name, you must follow the procedures required by your broker or other nominee to revoke or change a proxy.
May stockholders ask questions at the Annual Meeting?

Yes. At the Annual Meeting, there will be a question and answer period during which stockholders may ask questions or make remarks directly related to the matters being voted on. In order to ensure an orderly meeting, we ask that stockholders direct questions and comments to the Chairman. In order to provide the opportunity to every stockholder who wishes to speak, the Chairman may limit each stockholder's remarks to two minutes.
Who will count the votes?

We have hired a third party, Wells Fargo Shareowner Services, to judge the voting, be responsible for determining whether a quorum is present, and tabulate votes cast by proxy or in person at the Annual Meeting.
Who will bear the cost for soliciting votes for the meeting?

We will bear all expenses in conjunction with this proxy solicitation, including the charges of brokers, banks and other custodians, nominees or fiduciaries for forwarding documents to beneficial security owners. We have hired Morrow & Co., LLC, 470 West Ave. – 3rd Floor, Stamford, Connecticut 06902, a proxy solicitation firm, to aid in the solicitation of proxies, for a base fee of $7,500, plus additional out-of-pocket expenses. Proxies may also be solicited by mail, in person, or by telephone or by facsimile by certain of our officers, directors and employees, without extra compensation.
How do I find out the results of the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. The final voting results will be published in a current report on Form 8-K, which we will file with the Securities and Exchange Commission ("SEC") within four business days after the Annual Meeting and post on our website at www.caldive.com under Investor Relations.
Where can I obtain the annual report and other information?

We are pleased to offer stockholders the ability to review all of our Proxy Materials, including our Annual Report on Form 10-K for the year ended December 31, 2012, electronically over the Internet at our website (www.caldive.com/cal-dive-annual-meeting). These filings may also be viewed through the SEC's website at www.sec.gov.

Whom should I call with other questions?

If you have additional questions about this Proxy Statement or the Annual Meeting, require directions to the location of the Annual Meeting in order to attend the Annual Meeting and vote in person, or would like paper copies of this document or our 2012 Annual Report to Stockholders (including our Annual Report on Form 10-K), please contact: Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042, Attention: Corporate Secretary, telephone: (713) 361-2600, or e-mail: corporatesecretary@caldive.com. This Proxy Statement and our 2012 Annual Report to Stockholders are also available online at www.caldive.com/cal-dive-annual-meeting. You may also contact our proxy solicitation firm, Morrow & Co., LLC, 470 West Ave. – 3rd Floor, Stamford, Connecticut 06902, telephone: (800) 662-5200.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Board of Directors currently consists of five members and is divided into three classes with two directors in each of two classes, and one director in the third class. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years.
At this Annual Meeting, there are two board seats up for election and the Corporate Governance and Nominating Committee of our Board has recommended, and the Board has nominated, David E. Preng and John B. Reed as its candidates for these two seats. If elected, each would serve until the 2016 Annual Meeting or until their successors are elected and qualified. Mr. Preng is currently a director who was first elected to the Board of Directors in 2006 by Helix Energy Solutions Group, Inc. (or "Helix") when Helix was our sole stockholder, and he was re-elected to the Board of Directors by our stockholders in 2007 and 2010. Mr. Reed was appointed by our Board of Directors in May 2012 to fill a vacancy on our Board.
Each of the nominees has indicated a willingness to serve if elected. However, if either nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy.
Information about the Company's Directors
The following information sets forth certain information about our directors. The biographies contain information regarding the person's service as a director, business experience, director positions held currently or at any time during the last five years, and the experiences, qualifications, attributes or skills that caused the Board to determine that the person should serve on our Board.
NOMINEES FOR DIRECTOR FOR THREE YEAR TERM ENDING IN 2016 (CLASS I):

David E. Preng President and CEO Preng & Associates	Director since 2006 age 66
Mr. Preng has served on our Board of Directors since December 2006. He has served as President and CEO of Preng & Associates, an executive search firm, since 1980. Previously, he spent six years in the executive search industry with two international and one regional search firm. Earlier, Mr. Preng was a division vice president and controller for Litton Industries and held increasingly responsible accounting and supervisory positions at Shell Oil Company. Mr. Preng was a director for nine years, including three years as lead director, of Remington Oil and Gas Corp. prior to its acquisition by Helix in July 2006. He was an organizer of, and lead director at, Community National Bank of Bellaire from 2002 to 2012. Mr. Preng is a founding director and current President of the National Association of Corporate Directors - Houston (Tri-Cities) Chapter, and is a Fellow of the Institute of Directors in London. Mr. Preng has been a member of the Texas A&M International Advisory Board since 2003. Previously, Mr. Preng was a director of Maverick Oil and Gas and BPI Energy Holdings. Mr. Preng holds a Bachelor of Science in Finance from Marquette University and an M.B.A. from DePaul University.

Mr. Preng is the Chairman of the Compensation Committee and a member of the Corporate Governance and Nominating Committee of our Board of Directors.

Relevant Qualifications: Public company board experience; oil and gas industry experience; management experience; compensation and board governance expertise.

Mr. Preng's prior and current experience serving on public company boards, and his active involvement in the National Association of Corporate Directors makes him extremely well qualified to serve on our Board and as a member of our Corporate Governance and Nominating Committee. Mr. Preng also brings to his position as Chairman of our Compensation Committee his more than 30 years of experience in the executive search field, where he has focused on placing C-suite level officers and directors in publicly-traded companies.

John B. Reed, Jr. Chief Executive Officer – retired Global Industries, Ltd.	Director since 2012 age 57
Mr. Reed has served on our Board of Directors since May 2012, and was appointed our lead independent director in December 2012. Mr. Reed served as Chief Executive Officer and a Director of Global Industries, Ltd. (or "Global") from March 2010 until December 2011, when Global was acquired by Technip S.A. He has more than 30 years of experience in the offshore construction industry. Mr. Reed served as Chief Executive Officer of Heerema Marine Contractors from 2006 to 2009, after holding a number of other senior roles with the Heerema Group including Chief Executive Officer of INTEC Engineering, Inc. He previously held a number of other management roles at Heerema in project management, business development and engineering capacities. He holds a Bachelor of Science in Engineering from the University of Mississippi and an M.B.A. from Delta State University. Mr. Reed previously served as a member of the Board of Directors of the National Ocean Industries Association, is a past President of the International Pipeline and Marine Contractors Association and past Chairman of the International Marine Contractors Association, America's Deepwater Division.

Mr. Reed is our lead independent director and a member of the Audit, Compensation and Corporate Governance and Nominating Committees of our Board of Directors.

Relevant Qualifications: Broad knowledge of the offshore construction industry, as well as extensive engineering, business and management background, public company senior management experience, public company board experience, mergers and acquisition experience.

Mr. Reed was nominated to serve on our Board because of his deep and broad knowledge of the offshore construction industry, as well as his extensive engineering, business and management background, gained from his previous positions with Global, Heerema Marine Contractors and the Heerema Group. His prior experience as CEO of Global brings highly relevant industry knowledge and experience to our Board and makes him extremely well qualified to serve as our lead independent director and as a member of the Audit Committee of our Board of Directors. His prior experience as an executive officer of publicly traded companies in our industry makes him well qualified to serve as a member of our Compensation Committee. Finally, his prior public company board service makes him well qualified to serve on our Corporate Governance and Nominating Committee.

The Board unanimously recommends that you vote FOR both of these nominees.

DIRECTORS CONTINUING IN OFFICE UNTIL 2014 (CLASS II):

John T. Mills Chief Financial Officer - retired Marathon Oil Corporation	Director since 2007 age 65
Mr. Mills has served on our Board of Directors since December 2007. Prior to that he served on the Board of Directors of Horizon Offshore, Inc. ("Horizon") from 2002 until December 2007, serving as Horizon's Chairman of the Board from September 2004 until December 2007. Mr. Mills served as Chief Financial Officer of Marathon Oil Corporation, an international oil and gas exploration and production company, from January 2002 until his retirement in December 2003. From September 1998 until December 2001, Mr. Mills served as Senior Vice President of Finance and Administration of Marathon Oil Corporation. Prior to joining Marathon Oil Corporation, Mr. Mills served as Vice President of Taxes of USX Corporation. Mr. Mills graduated from Ohio University with a B.A. in Economics and earned his Juris Doctor from the Ohio State University College of Law. Mr. Mills is a member of the board of directors and audit and compensation committees of CONSOL Energy Inc. From January 2008 through June 2010, Mr. Mills also served as a member of the board of directors, chairman of the audit committee, and member of the conflicts and risk management committees of Regency GP, LLC, the general partner of Regency GP, LP, the general partner of Regency Energy Partners LP, a master limited partnership.

Mr. Mills is the Chairman of the Audit Committee and a member of the Compensation Committee of our Board of Directors.

Relevant Qualifications: Accounting and legal expertise; public company senior management/CFO experience; public company board and audit committee chair experience; oil and gas industry experience; marine construction industry experience.

We believe that Mr. Mills brings to our Board the benefit of his years of experience serving on boards of publicly traded companies engaged in our industry, including his leadership role as chairman of Horizon's board. Mr. Mills' prior experience as the CFO of a publicly traded company in the oil and gas industry, as well as his prior and current service on boards and audit committees of publicly traded companies also makes him extremely well qualified to serve on our Compensation Committee and as Chairman of our Audit Committee.

DIRECTORS CONTINUING IN OFFICE UNTIL 2015 (CLASS III):
Quinn J. Hébert Chairman, President and Chief Executive Officer Cal Dive International, Inc.	Director since 2006 age 49
Mr. Hébert has served as our President and Chief Executive Officer since November 2005 and has been a member of our Board of Directors since May 2006. He was appointed Chairman of our Board of Directors in February 2010. From 1998 to 2005, Mr. Hébert worked for Acergy US Inc. (formerly Stolt Offshore), an international marine construction company, for the North Americas Region, serving as Vice President Commercial and U.S. General Counsel from 1998 to 1999 and as President from 1999 until 2005 (when he joined our Company). Prior to his employment with Acergy, Mr. Hébert served as Vice President, General Counsel and Secretary of American Oilfield Divers, Inc. (also known as Ceanic Corporation), a marine construction company. Mr. Hébert's professional career began with his service as an associate at the Jones Walker LLP law firm in New Orleans, Louisiana. Mr. Hébert holds a Bachelor of Arts in History from Louisiana State University and a Juris Doctor from Boston College Law School.

Relevant Qualifications: Marine construction industry experience; management and leadership skills; public company senior management/CEO experience; financial and capital markets expertise; mergers and acquisitions experience.

Mr. Hébert has served in a senior management role in companies engaged in marine construction for more than a decade and we believe this experience brings to our Board a strategic planning focus, significant industry knowledge and excellent leadership skills that make him particularly well qualified to serve as our Chairman of the Board. Mr. Hébert's prior experience as a lawyer in both private and in-house practice specializing in securities law and mergers and acquisitions transactions is also highly relevant and beneficial to his service on, and leadership of, our Board.

Todd A. Dittmann Managing Director Global Hunter Securities	Director since 2006 age 45
Mr. Dittmann has served on our Board of Directors since December 2006. He has served as a Managing Director of Asset Management for Global Hunter Securities since November 2012. He served as a Managing Director of SunTrust Bank from June 2011 until October 2012; prior to which he was a Managing Director of Imperial Capital, LLC since November 2009. He served as a Managing Director of Petrobridge Investment Management, LLC, a private investment firm from January 2009 until its sale to Imperial Capital in November 2009. From April 2004 to October 2008, he worked for D.B. Zwirn & Co., L.P., a private investment firm, serving most recently as Managing Director. From April 1997 to April 2004, he worked for Jefferies & Co., where he most recently served as Managing Director in the Energy Investment Banking Group. From 1996 to April 1997, he served as Vice President in the Energy Investment Banking Group of Paine Webber. From 1990 until 1996, he held various positions in commercial and investment banking at Chase Manhattan Bank and its predecessors. He is the sole member of McClendon Road LLC, a private financial consulting firm. Mr. Dittmann received an M.B.A. and a B.B.A. in Finance from the University of Texas at Austin. He is a Chartered Financial Analyst.

Mr. Dittmann is the Chairman of the Corporate Governance and Nominating Committee and a member of the Audit Committee of our Board of Directors.

Relevant Qualifications: Accounting and finance expertise; oil and gas industry banking, investment banking and investing experience; public company board and audit committee chair experience; financial and capital markets experience.

Mr. Dittmann brings to our Board and our Audit Committee his years of experience in banking and investing, which have been focused on companies in the energy industry. His experience analyzing capital market and mergers and acquisitions transactions makes him particularly well qualified to serve as a member of our Audit Committee, and his experience working in investment firms has made him well qualified to serve as Chairman of our Corporate Governance and Nominating Committee.

Information about Executive Officers

The following information sets forth certain information about our executive officers who do not serve on the Board, all of whom are expected to remain in their current positions following the Annual Meeting.
John R. Abadie, Jr. Executive Vice President and Chief Operating Officer	age 42
Mr. Abadie has served as our Executive Vice President and Chief Operating Officer since September 2011. Mr. Abadie joined Cal Dive as Vice President – Project Management and Construction with Cal Dive's acquisition of Horizon in December 2007 and was promoted to Senior Vice President - Operations in August 2011. Prior to that, Mr. Abadie served in various management positions for Horizon since 1997, including as Vice President, North America and Manager of Estimating. Mr. Abadie has worked in the international and domestic offshore construction industry since 1993. Prior to employment with Horizon, Mr. Abadie held various project management and estimating positions with J. Ray McDermott, Inc. and Offshore Pipelines International. Mr. Abadie has a Bachelor of Science in Civil Engineering from Louisiana Tech University.

Brent D. Smith Executive Vice President and Chief Financial Officer	age 38
Mr. Smith has served as our Executive Vice President, Chief Financial Officer and Treasurer since August 2010. Mr. Smith has been with the Company since February 2007, previously serving as our Vice President - Finance and before that as our Director of Finance and Investor Relations. From January 2005 to February 2007 he served as an Assistant Controller for Helix, specializing in the areas of operational finance and accounting. Mr. Smith has a Master of Science and Bachelor of Business Administration in Accounting from Texas A&M University. He began his career in public accounting in 1998 and is a certified public accountant licensed in the State of Texas.

Lisa Manget Buchanan Executive Vice President, Chief Administrative Officer, General Counsel and Secretary	age 52
Ms. Buchanan has served as our Executive Vice President, General Counsel and Secretary since June 2006, and as our Chief Administrative Officer since October 2012. Prior to that, Ms. Buchanan was a partner of the Jones Walker LLP law firm from January 1994 until June 2006. She served the firm as an associate from September 1987 until January 1994. Ms. Buchanan holds a Bachelor of Science in Commerce from the University of Virginia and a Juris Doctor from Louisiana State University Law Center.

Other Information about the Board of Directors and its Committees and Corporate Governance

Board of Directors Independence and Leadership Structure

The Board has affirmatively determined that each of Messrs. Dittmann, Preng, Mills, and Reed has no material relationships with the Company and is an "independent director," as that term is defined under NYSE Rule 303A and applicable rules under the Securities Exchange Act of 1934 (the "Exchange Act"). There were no transactions, relationships, or arrangements between any of the independent directors and the Company that would result in such directors being considered not independent. Our only non-independent director is Mr. Hébert due to his employment by the Company. As required by NYSE Rule 303A, a majority of our directors are independent.
In February 2010, our Board named Mr. Hébert, our President and Chief Executive Officer, as the Chairman of the Board. In making its decision, the Board determined that the combination of the roles of Chairman of the Board and Chief Executive Officer was the best approach for our Company at that time given the significant challenges faced by our industry. In addition, the Board determined that having a Chairman with significant marine construction operating experience, such as Mr. Hébert, at that stage of our Company's development was important. The Board continues to believe that having Mr. Hébert hold the combined roles creates necessary efficiencies in the management of our business during the current challenging market conditions facing our industry.
Because our Chairman is not independent, the Board has appointed a lead independent director as required by our By-laws. Mr. Reed is currently our lead independent director. In this role, Mr. Reed collaborates with our Chairman of the Board on the agendas for Board and committee meetings, prepares the agendas for executive sessions for our Board, facilitates communications between our Chairman of the Board and other members of the Board, and serves as an independent point of contact for stockholders wishing to communicate with the Board other than through our Chairman. Mr. Reed sits on all three of the Board's standing committees and also presides at any meetings of the Board's independent directors, other than meetings held in connection with or related to the business of a committee of the Board, and performs such other functions as the Board may direct. In the case of an executive session of the independent directors held in connection with a meeting of a committee of the Board, the chairman of the particular committee presides. The Board's independent directors regularly meet in executive session at the end of each Board and committee meeting.

Board of Directors' Role in Risk Management

Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including financial and economic risks, environmental and regulatory risks, operational risks, compliance risks, strategic risks, reputational and other risks, such as the impact of competition and market conditions, operational and legal risks associated with our Company's increasing international presence and the impact of weather conditions on our operations. Management is responsible for the day-to-day management of risks the Company faces, while the Board, in its entirety and through its committees, is responsible for the oversight of risk management. In its oversight role, the Board of Directors seeks to assure that the risk management processes designed and implemented by management are sufficient and functioning as designed.
We have an enterprise risk management program designed to help us identify, capture, categorize, assess, mitigate and manage the various risks facing our business. The members of executive management monitor and update each risk group, reassess the program and the risks identified to align with our Company's strategy, and routinely meet with other senior officers of the Company to discuss the program and the Company's risks. The General Counsel generally administers the program, and she reports on its progress quarterly to the Audit Committee of the Board.
Each year, the Compensation Committee reviews our significant compensation programs for possible risks arising from our compensation policies and practices for our employees, including our executive officers, that, if such risk materialized, would be reasonably likely to have a material adverse effect on the Company. During 2012, the Compensation Committee concluded that our compensation programs and practices do not create risks that are reasonably likely to have a material adverse effect on our Company.
Attendance at the Annual Meeting of Stockholders

Our Corporate Governance Guidelines encourage all directors to attend our annual stockholders meetings. Our Board's practice is to schedule a board meeting on the same date as our annual stockholders meeting to facilitate director attendance at annual meetings of stockholders. All of our directors attended our 2012 Annual Meeting. Our Board of Directors will hold a regular meeting immediately following the Annual Meeting and we expect that all of the members of the Company's Board of Directors will attend the Annual Meeting.
Stockholder Communications with the Board

The Company's Board has adopted a formal process by which stockholders and other interested parties may communicate with the Board. The Board recommends that such persons initiate any communications with the Board in writing and send them in care of our Assistant Corporate Secretary. Stockholders can send communications by e-mail to boardcoms@caldive.com, by fax to (713-586-7338) or by mail to Security Holder Communications to the Board, Attn: Assistant Corporate Secretary, Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042. This centralized approach will assist the Board in reviewing and responding to stockholder and other communications in an appropriate manner. Communications should specify whether they are directed to the attention of the Board as a whole, the independent directors as a group, the lead independent director or one or more other specific directors identified by name. The Board has instructed our Assistant Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Assistant Corporate Secretary, prior to forwarding any correspondence, to review such correspondence and, in her discretion, not to forward certain items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration, with the provision that any communication that is filtered out must be made available to any director upon request. In such cases, our Assistant Corporate Secretary may forward some of that correspondence elsewhere in the Company for review and possible response. These procedures have been posted on the Company's website at www.caldive.com under Corporate Governance.

Board and Committee Meetings During 2012

The Board of Directors met nine times during 2012. During 2012, each director attended 75% or more of the total number of meetings of the Board, and 75% or more of the total number of meetings held by all committees of the Board on which he served.
The Board's standing committees consist of an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The Board has determined that the members of each of these committees meet the definition of an "independent director" as defined under NYSE Rule 303A as well as, in the case of the Audit Committee, Exchange Act Rule 10A-3(b)(1). The specific responsibilities of each committee are set forth in separate written charters, copies of which are posted on the Company's website at www.caldive.com under Corporate Governance. A printed copy of each committee's charter is available free of charge by sending a request to the Company's Corporate Secretary at Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.
The following table shows the membership of the Audit, Compensation and Corporate Governance and Nominating Committees and the number of meetings each committee held during the fiscal year ended December 31, 2012:
Committee Membership (1)	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
William L. Transier	√	√	√
David E. Preng		Chair	√
John T. Mills	Chair	√
Todd A. Dittmann	√		Chair
2012 committee meetings	6	6	3

___________________
(1)
Committee membership indicated is for 2012. Mr. Transier voluntarily resigned from our Board and each Committee on which he served, as well as from his service as our independent lead director on December 11, 2012. Upon Mr. Transier's resignation, the Board appointed Mr. Reed as our independent lead director, and as a member of all three Committees. Prior to that date, Mr. Reed was not a member of any of the Committees.

A brief description of the committees of the Board and certain of their respective principal functions are outlined in the following sections. These descriptions are qualified by the full text of the respective charters of each committee, which are available as described above.
Audit Committee

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities to the stockholders, potential stockholders, the investment community and others relating to: (1) the overall integrity of the financial statements of the Company; (2) the Company's compliance with applicable legal and regulatory requirements; (3) the performance of the Company's internal audit function and independent registered public accounting firm; and (4) the independent registered public accounting firm's performance, qualifications and independence.
The Board has determined that each member of the Audit Committee is an "independent director" within the meaning of NYSE Rule 303A and Exchange Act Rule 10A-3(b)(1), that each of the members of the Audit Committee is financially literate and that each member is an "audit committee financial expert," as that term is defined in the rules promulgated by the SEC pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee is appointed by the Board and has the overall responsibility for reviewing, evaluating and approving the Company's executive officer compensation, including agreements (to the extent such agreements are considered necessary or appropriate by the Compensation Committee), and employee plans, policies and programs. In addition, the Compensation Committee is responsible for reviewing, evaluating and approving director compensation. The Compensation Committee also periodically undertakes a risk assessment of the Company's compensation practices. In addition, the Compensation Committee is responsible for reviewing and discussing with management the "Compensation Discussion and Analysis" (the "CD&A") portion of our Proxy Statement and based on such review and discussion, recommending to the Board that the CD&A be included in our Annual Report on Form 10-K and Proxy Statement, and issuing a Compensation Committee Report to that effect to be included in our Proxy Statement. The Compensation Committee also has the other specific responsibilities described in its charter and for performing such other functions as the Board may assign to the Compensation Committee from time to time.
Since 2010, the Compensation Committee has engaged Meridian Compensation Partners, LLC to provide data on the executive compensation practices of our similarly situated competitors and data relative to director compensation. Meridian performed services solely on behalf of the Compensation Committee and has no other relationship with the Company or its management. As required by SEC rules, the Compensation Committee has assessed the independence of Meridian and concluded that Meridian's work did not raise any conflicts of interest. As provided under its charter, our Compensation Committee has and will continue to directly engage any compensation consultants that it uses in the future. Additional information concerning our compensation consultant's role, as well as that of our executive officers, in determining executive compensation can be found in the CD&A.
Corporate Governance and Nominating Committee

The primary purpose of the Corporate Governance and Nominating Committee is to develop, implement and maintain corporate governance and business standards of our Board of Directors and the Company. The Corporate Governance and Nominating Committee develops and recommends to the Board a set of corporate governance principles applicable to the Company, plays a leadership role in the Company's corporate governance, identifies individuals qualified to become board members consistent with criteria approved by the Board, recommends to the Board director nominees for the annual meeting of stockholders and oversees the evaluation of the Board and committees.
Director Qualifications
The Corporate Governance and Nominating Committee has established certain criteria that apply to Committee-recommended nominees for a position on our Board. Under these criteria, members of the Board should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business and possess a familiarity with one or more of the industry segments in which the Company operates. They should be committed to enhancing stockholder value, should have sufficient time to carry out their duties and should provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties owed to the Company. Each director must represent the interests of all stockholders.
In addition to fulfilling the above criteria, each nominee and continuing director also brings a strong and unique background and set of skills to the Board, giving the Board as a whole competence and experience in a wide variety of areas, including corporate governance and board service, executive management, finance and accounting, oil and gas exploration, construction and marketing. See "Information about the Company's Directors" for the conclusions reached by the Board as to the specific experience and skill set each director brings to the Board.
Consideration of Director Nominees — Stockholder Nominations and Recommendations
Our By-laws permit stockholders to nominate directors for consideration at our annual stockholders' meetings. Stockholders may nominate persons for election to the Board of Directors in accordance with the procedures set forth in "Other Information – Proposals and Director Nominations for 2014 Stockholders' Meeting" below.

In addition, the Corporate Governance and Nominating Committee has adopted policies and procedures for considering properly submitted stockholder recommendations for candidates for membership on the Board as described below under "Identifying and Evaluating Nominees for Directors." In evaluating such recommendations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth under "Director Qualifications." The Committee will consider only one recommendation by each stockholder or affiliated group of stockholders for each annual meeting. A stockholder wishing to make a recommendation must send the following information in writing to our Corporate Secretary at our principal office no later than 120 days prior to the first anniversary of the date of the Proxy Statement for the prior year's annual meeting: (i) the name, address and telephone number of the recommending stockholder; (ii) the number of shares of our common stock owned by the recommending stockholder and the time period for which such shares have been held; (iii) if the stockholder is not a stockholder of record, a statement from the record holder of the shares verifying the holdings of the stockholder; and (iv) a statement by the stockholder as to whether he or she has a good faith intention to continue to hold the reported shares through the date of the annual meeting.
The notice must also include: (i) the information regarding the proposed nominee that would be required by Regulation 14A under the Exchange Act; (ii) a description of all relationships between the proposed nominee and the recommending stockholder and any agreements between them; (iii) a description of any relationships between the proposed nominee and any of our competitors, customers, suppliers, labor unions or other persons with special interests regarding our Company; (iv) a statement by the recommending stockholder supporting his or her view that the proposed nominee possesses at least the minimum qualifications prescribed by the Committee for nominees and describing briefly the contributions that the nominee would be expected to make to the Board and to the governance of the Company; (v) a statement as to whether the nominee would represent all stockholders and not serve for the purpose of advancing or favoring any particular stockholder or other constituency of the Company; and (vi) the consent of the proposed nominee to be interviewed by the Committee, and if nominated and elected, to serve as a director of the Company. Any stockholder recommendations proposed for consideration by the Corporate Governance and Nominating Committee should be addressed to Corporate Secretary, Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.
Identifying and Evaluating Nominees for Directors
The Corporate Governance and Nominating Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Corporate Governance and Nominating Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Corporate Governance and Nominating Committee considers various potential candidates for director. Candidates may come to the attention of the Corporate Governance and Nominating Committee through current Board members, professional search firms, stockholders or other persons. These candidates are evaluated at regular or special meetings of the Corporate Governance and Nominating Committee, and may be considered at any point during the year. As described above, the Corporate Governance and Nominating Committee considers properly submitted stockholder recommendations for candidates for the Board. Following verification of the stockholder status of persons proposing candidates, recommendations are aggregated and considered by the Corporate Governance and Nominating Committee at a regularly scheduled meeting, which will generally be the first or second meeting prior to the issuance of the proxy statement for the Company's annual stockholders meeting. If any materials are provided by a stockholder in connection with the recommendation of a director candidate, such materials will be forwarded to the Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee may also review materials provided by professional search firms or other parties in connection with a nominee who is not proposed by a stockholder. In evaluating such nominations, the Corporate Governance and Nominating Committee seeks to achieve a balance of knowledge, experience and capability on the Board.
The Nominating and Corporate Governance Committee also seeks to promote appropriate diversity on the Board of professional background, experience, expertise, and perspective. However, the Nominating and Corporate Governance Committee has not adopted a formal policy with regard to diversity. The Company is also of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective, cohesive body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated over their tenure. Accordingly, the process of the Nominating and Corporate Governance Committee for identifying nominees reflects its desire to re-nominate incumbent directors who continue to satisfy our criteria for membership on the Board, whom the Nominating and Corporate Governance Committee believes continue to make important contributions to the Board and who consent to continue their service on our Board. Since we became a public company in 2006, we have added two new members to our Board, (i) Mr. Mills, who was formerly the Chairman of the Board of Horizon and who became a director in connection with our acquisition of Horizon in December 2007, and (ii) Mr. Reed, who was appointed by our Board of Directors in May 2012 to fill a vacancy on our Board.

On December 11, 2012, William L. Transier resigned as a director. Mr. Transier is the Chairman, Chief Executive Officer and President of Endeavor International Corporation and currently serves as a member of the board of Helix. Mr. Transier and Mr. Owen E. Kratz, Helix's Chief Executive Officer, President and Chairman, each joined our Board in February 2006, when Helix was the Company's sole stockholder. Helix owned a majority of our outstanding common stock until 2009 when, in a series of transactions, Helix reduced its ownership to 500,000 shares, representing less than 1% of our outstanding shares. Helix sold its remaining shares of our common stock in 2011 and Mr. Kratz resigned from the Board that same year. However, Mr. Transier continued to serve on the Board in order to avoid any potential disruption that might have resulted from the simultaneous departure of two directors from a relatively small board.
Messrs. Preng and Reed are the directors standing for re-election at the Annual Meeting. We did not utilize any third party search firms to assist in identifying potential director candidates for 2013. Neither the Corporate Secretary nor the Corporate Governance and Nominating Committee received any recommendations of director candidates from any stockholder or group of stockholders during 2012, nor were any nominations made by any stockholders.
Directors' Continuing Education

The Corporate Governance and Nominating Committee encourages all members of the Board to attend director education programs appropriate to their individual backgrounds to stay abreast of developments in corporate governance and "best practices" relevant to their contribution to the Board as well as their responsibilities in their specific committee assignments. The Company reimburses the directors for all costs associated with attending any director education program.
During 2012, Messrs. Dittmann, Hébert, Reed and Preng attended the three-day Stanford Law School's Directors' College. In addition, Messrs. Preng and Mills attended the annual three-day National Association of Corporate Directors ("NACD") Corporate Governance Conference in Washington, D.C. Mr. Preng has also completed the NACD's Board Leadership Program, requiring 20 credit hours of training, and was named a Board Leadership Fellow 2011.
Director Compensation
Our non-employee director compensation structure has two components: director fees and stock-based compensation. For 2012, the non-employee directors received (i) an annual retainer for Board service of $45,000, (ii) an annual retainer for committee chairs of $15,000 for the Audit Committee chair and $10,000 for each of the Compensation Committee and Corporate Governance and Nominating Committee chairs, (iii) an annual retainer for the independent lead director of $20,000, and (iv) board and committee meeting attendance fees of $2,000 per meeting. Cash fees are paid quarterly on the last day of each calendar quarter. The Company also pays the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any committee thereof.
Non-employee directors have the option of taking Board and committee fees (but not expenses) in the form of restricted stock, which is issued pursuant to the terms of the Company's Amended and Restated 2006 Long Term Incentive Plan (the "2006 Plan"). An election to take fees in the form of cash or stock is made by a director prior to the beginning of the subject fiscal year. Directors taking fees in the form of restricted stock receive an award having a value equal to 125% of the cash equivalent of the fees due for the quarter. For 2012, each grant was made on the first business day of the succeeding quarter and the entire grant vests on January 1st of the second year following the grant, subject to immediate vesting on the occurrence of a Change of Control (as defined in the 2006 Plan). For fiscal year 2012, Mr. Preng elected to take his Board and committee fees in the form of restricted stock.
Upon joining the Board and annually thereafter, a non-employee director receives a grant of restricted stock. All such grants of restricted stock are made pursuant to the terms of the 2006 Plan and the annual grants are generally made in December of each year. The grants of restricted stock vest one-third per year over three years, subject to immediate vesting on the occurrence of a Change of Control (as defined in the 2006 Plan). Prior to December 2011 the value of the annual grants was $130,000 (with the number of shares determined by reference to the closing price of our common stock on the date of grant). This was reduced to $100,000 for the annual grants made in December 2011 and 2012 and the initial grant made to Mr. Reed in May 2012.

In December 2012, the Board approved the following reductions to the Board compensation program for 2013: (i) the annual retainer for Board service was reduced to $25,000, (ii) the annual retainers for the committee chairs were reduced to $10,000 for the Audit Committee chair and $5,000 for each of the Compensation Committee and Corporate Governance and Nominating Committee chairs, (iii) the annual retainer for the independent lead director was reduced to $15,000, and (iv) the Board and committee meeting attendance fees were reduced to $1,500 for Board meetings and $1,000 for committee meetings. The value of the annual grants of restricted stock was left unchanged at $100,000. Additionally, although the option of taking Board and committee fees in the form of cash or restricted stock was left unchanged, the timing of the issuance of such restricted stock was moved to take place as of the last business day of the quarter in which the fees are earned to better match the timing of the payment of quarterly fees in cash.
In 2008, the Board adopted stock ownership guidelines for the non-employee directors requiring such directors to accumulate over a five-year period shares of our common stock worth five times the annual cash retainer paid to non-employee directors. Shares of restricted stock issued to the directors are counted toward these stock ownership guidelines. As of December 31, 2012 and based on the average closing price of our common stock for the year ended December 31, 2012 of $2.37, each of the non-employee directors owned shares of our common stock worth more than five times the 2012 annual cash retainer and thus is in compliance with our stock ownership guidelines.
In December 2011, the Compensation Committee approved and we adopted a Directors Deferred Compensation Plan, under which non-employee directors may elect to defer compensation received from the Company for service on the Board. Deferred cash compensation will earn a rate of return determined by the Company's cost of capital. Director participants may elect the timing of the distributions of their deferred compensation, which may be made in a lump sum payment or installments, provided that all payments are made no later than the director's termination of service on the Board. Currently no directors participate in the plan.
2012 Director Compensation

The table below summarizes the compensation paid by us to our non-employee directors for their service during the year ended December 31, 2012:
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(4) (5)	Total ($)
William L. Transier(1)	$113,000	$187,996(1)	$300,996(1)
Todd A. Dittmann	90,500	138,750	229,250
David E. Preng	—(2)	221,252	221,252
John T. Mills	102,000	100,000	202,000
John B. Reed	45,750(3)	200,000	245,750
_______________________
(1)
Mr. Transier voluntary resigned from our Board on December 11, 2012. Upon his resignation, the Compensation Committee exercised its discretion and approved the acceleration of 46,456 shares of restricted stock held by him. Amount shown under "Stock Awards" represents the amount of the accounting charge recorded by the Company upon the acceleration of these shares of restricted stock.

(2)
For 2012, Mr. Preng elected to take his Board and Committee fees in the form of restricted stock which totaled 53,598 shares, (including 16,772 shares, that were not issued until January 2, 2013 in accordance with our director compensation structure). Had Mr. Preng elected to take his 2012 Board and committee fees in the form of cash, the total amount paid would have been $91,000.

(3)	Mr. Reed joined our Board in May 2012.
(4)
Other than the amount shown for Mr. Transier which is explained in note (1), amounts shown reflect the aggregate grant date fair value of the shares of restricted stock awarded to our non-employee directors during 2012, which are detailed below:

	Date of Grant	Number of Shares	Grant Date Fair Value
Todd A. Dittmann	January 3, 2012(a)	15,625	$38,750
	December 11, 2012(b)	68,966	100,000

David E. Preng	January 3, 2012(a)	14,995	37,188
	April 3, 2012(c)	8,164	27,188
	July 2, 2012(c)	10,167	29,688
	October 1, 2012(c)	18,495	27,188
	December 11, 2012(b)	68,966	100,000

John T. Mills	December 11, 2012(b)	68,966	100,000

John B. Reed	May 15, 2012(d)	34,602	100,000
	December 11, 2012(b)	68,966	100,000

(a)	Represents the payment of Board and committee fees due for the fourth quarter of 2011.
(b)	Represents annual grant for 2013 board service.
(c)
Represents the payment of Board and committee fees due for the first three quarters of 2012. Does not include the 16,772 shares issued on January 2, 2013 in payment of fees due for the fourth quarter of 2012.

(d)	Represents initial grant upon Mr. Reed's joining the Board.

(5)	As of December 31, 2012, each non-employee director held the following shares of restricted stock:

Director	Shares of Restricted Stock Outstanding
William L. Transier	0
Todd A. Dittmann	160,239
David E. Preng	209,823
John T. Mills	115,422
John B. Reed	103,568

Code of Ethics; Corporate Governance Guidelines

We have adopted a Code of Business Conduct and Ethics, applicable to all employees, officers and directors, as well as a Code of Ethics for Chief Executive Officer and Senior Financial Officers specific to those officers, and Corporate Governance Guidelines for the Board. All of these documents are reviewed annually by the Corporate Governance and Nominating Committee. Copies of these documents are available free of charge on our website at www.caldive.com under Corporate Governance and printed copies can also be obtained free of charge by sending a request to the Company's Corporate Secretary at 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 2012, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under Item 404 of Regulation S-K.
During fiscal 2012, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

PRINCIPAL STOCKHOLDERS

As of March 22, 2013, there were 97,872,446 shares of our common stock outstanding. The following table sets forth, as of March 22, 2013, certain information regarding beneficial ownership of our common stock by (i) each of the Named Executive Officers (as defined below in "CD&A"); (ii) each director of the Company; (iii) all of the Company's directors and executive officers as a group and (iv) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding common stock, all in accordance with Rule 13d-3 of the Exchange Act. Based on information furnished to the Company by such stockholders, unless otherwise indicated, all shares indicated as beneficially owned are held with sole voting and investment power.
Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Common Stock
Directors and Named Executive Officers:
Quinn J. Hébert	1,219,146	1.25%
Todd A. Dittmann	274,743	*
David E. Preng	360,924	*
John B. Reed	128,568	*
John T. Mills	291,305	*
John R. Abadie, Jr.	317,764	*
Brent D. Smith	321,273	*
Lisa M. Buchanan	419,109	*
G. Kregg Lunsford	0
All executive officers and directors as a group (8 persons)	3,332,832	3.41%

Greater than 5% Stockholders:
Huber Capital Management, LLC 2321 Rosecrans Ave., Suite 3245 El Segundo, CA 90245	9,431,213(1)	9.64%
FMR LLC 82 Devonshire Street Boston, MA 02109	8,971,800(2)	9.17%
Signia Capital Management, LLC 108 N. Washington Street, Suite 305 Spokane, WA 99201	6,416,700(3)	6.56%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	5,513,983(4)	5.64%
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	5,502,712(5)	5.63%

_______________________
*Less than 1%.

(1)	Based on a Schedule 13G/A filed with the SEC on February 12, 2013.

(2)
Based on a Schedule 13G/A filed with the SEC on February 14, 2013 by FMR LLC ("FMR"). As an investment advisor, FMR has the sole power to dispose or to direct the disposition of such shares, and reports that one investment company for whom it serves as adviser, Fidelity Low-Priced Stock Fund, has beneficial ownership of 6,624,500 shares, representing 6.7% of our outstanding stock. The shares of common stock reported above as beneficially owned by FMR do not include an estimated 2,228,164 shares that would be received upon conversion of $5.0 million principal amount of our 5.00% Convertible Senior Notes due 2017 (the "Notes"), as reported in the Schedule 13G/A because such Notes are not currently convertible, nor are they likely to be convertible within 60 days.

(3)
Based on a Schedule 13G filed with the SEC on January 18, 2013 by Signia Capital Management, LLC ("Signia"). As an investment advisor, Signia has the sole power to vote 1,473,348 of the reported shares and sole power to dispose, or to direct the disposition, of all reported shares.

(4)	Based on a Schedule 13G/A filed with the SEC on January 30, 2013.

(5)
Based on a Schedule 13G filed with the SEC on February 11, 2013 by The Vanguard Group, Inc. ("Vanguard"). As an investment advisor, Vanguard has the sole power to dispose, or direct the disposition, of 5,348,434 of the reported shares, but no voting power with regard to such shares. Vanguard Fiduciary Trust Company ("VFTC"), a wholly-owned subsidiary of Vanguard, is the beneficial owner of 154,278 of the shares reported as a result of its serving as investment manager of collective trust accounts. Vanguard and VFTC share voting and disposition power with respect to those 154,278 shares.

COMPENSATION DISCUSSION AND ANALYSIS
This section of the Proxy Statement describes and analyzes our executive compensation philosophy and program in the context of the compensation paid during the last fiscal year to our chief executive officer, our chief financial officer, and each of our three other executive officers (our "Named Executive Officers"). For fiscal 2012, our Named Executive Officers were:
•	Quinn J. Hébert, our Chairman, President and Chief Executive Officer;
•	John R. Abadie, Jr., our Executive Vice President and Chief Operating Officer;
•	Brent D. Smith, our Executive Vice President and Chief Financial Officer;
•	Lisa M. Buchanan, our Executive Vice President, Chief Administrative Officer, General Counsel and Secretary; and
•	G. Kregg Lunsford, our former Executive Vice President and Chief Strategy and Business Development Officer.
In this CD&A, we first provide an Executive Summary of our actions and highlights from the fiscal year. We next explain the principles that guide our Compensation Committee's executive compensation decisions and the process we follow when setting executive compensation. Finally, we discuss in detail each component of executive compensation, including the actual results yielded for each Named Executive Officer in fiscal 2012.
Executive Summary
We seek to closely align the interests of our Named Executive Officers with the interests of our stockholders. The primary objectives of our compensation program are to attract and retain executives, to motivate them to achieve superior performance and to support and implement our business strategies, and to reward those executives for successful performance in a manner commensurate with the rewards given to their peers in our industry. Our compensation program is designed to create a positive environment in which the Named Executive Officers are enthusiastic about and committed to our Company and its objectives, core values and culture, and are working toward the successful long-term performance of the Company. This goal has been a challenging one during the past few years, given the market conditions facing our Company and industry as discussed in greater detail below.
Our Named Executive Officers' total compensation is comprised of a mix of base salary, annual cash incentive awards and long-term incentive awards that include both service-based and performance-based equity awards. Our financial and share price performance have been below our benchmarks for the last three years, and consequently, we have not paid annual cash incentive awards, or the performance-based half of our long-term equity incentive awards for the last three years.
2012 Company Performance
We are a marine contractor that provides manned diving, pipelay and pipe burial, platform installation and salvage and light well intervention services to a diverse customer base in the offshore oil and natural gas industry. Like many companies in the oil and gas industry, we continued to experience challenging market conditions in 2012. In mid-2008, a prolonged worldwide recession reduced the worldwide demand for hydrocarbons, causing many oil and gas companies to curtail capital spending for exploration and development. In 2009 and 2010, competition in Southeast Asia and other international markets increased significantly due to new vessel capacity coming into service. The April 2010 Macondo well blowout in the U.S. Gulf of Mexico further compounded the negative effects on exploration and development activity from the sustained global recession that began in 2008. The aftermath of this blowout significantly and adversely affected oil and gas exploration activities in the U.S. Gulf of Mexico in 2010 and the years following, and has increased uncertainty in the market and regulatory environment for our industry. Recent increased drilling onshore in the U.S. for shale gas has led to decreased natural gas prices, which has caused oil and gas companies to curtail drilling for natural gas offshore. We anticipate the cumulative effect of these factors will continue to challenge our customers' spending levels for the near term in the U.S. Gulf of Mexico.

Due to the foregoing factors, we generated a net loss of $65.0 million ($0.70 per diluted share) for the year ended December 31, 2012, and we achieved approximately 36% of our budgeted EBITDA target, which is the metric used to gauge Company performance in our annual performance bonus plan.
Notwithstanding these challenging market conditions, our management team completed certain major initiatives and took actions to place the Company in a stronger position to address the cyclicality and seasonality of the marine construction business. For the first time in our history, international revenues exceeded U.S. domestic revenues in fiscal 2012, illustrating the success of our international expansion strategy. Notable positive contributions to our financial results during 2012 included strong performances in Australia and Mexico. We also successfully expanded into West Africa in 2012, where we have completed a diving project for a major international contractor. As part of our business line diversification strategy, we also successfully entered the light well intervention market in the U.S. Gulf of Mexico in 2012. We also continued to improve our safety record in 2012, resulting in the lowest "total recordable incident rate" in our history, with the frequency and severity of incidents also continuing to decline to their all-time lowest levels.
In addition, in 2011 and 2012, our management team implemented significant cost savings initiatives, including head-count reductions, resulting in a reduction of approximately 35% of our onshore support personnel worldwide, yielding an expected annual savings to the Company of approximately $25 million. We expect to continue to benefit from these measures in 2013.
During 2012, management was also successful in amending the Company's credit agreement to provide the Company with greater flexibility on certain financial covenants, and completed the issuance of $86.25 million of Notes to give the Company additional financial flexibility by allowing us to repay a significant portion of our secured term debt and replace it with unsecured debt. Management also comprehensively reviewed the Company's asset base and strategically divested of approximately $23 million of non-core, non-strategic assets, the proceeds of which were also used to repay a portion of the term loan. At year-end 2012, we had $31.8 million outstanding under our revolving credit facility, $86.25 million in Notes, $42.1 million outstanding under our term loan, and cash and cash equivalents of $8.3 million, giving us a net debt position of $151.8 million, with $79.6 million available for borrowing under the revolving credit facility.
We also reduced our executive officer ranks from five to four during 2012, a 20% reduction. The position of G. Kregg Lunsford, our Executive Vice President and Chief Strategy and Business Development Officer, was eliminated in September 2012.
2012 Compensation Committee Actions
•
No Annual Performance Bonus Payout for 2012. The Compensation Committee recognized that the Company's financial performance during 2012 was primarily driven by continued challenging market conditions, that the Company had positive performance in other operational and management areas, and that the Named Executive Officers had individually performed well during 2012, achieving all of their individual performance goals. Despite these positive conclusions, and consistent with our pay-for-performance philosophy, the Compensation Committee did not award the Named Executive Officers cash bonuses for fiscal year 2012.

•
No Base Salary Increases for 2013. The Compensation Committee did not increase base salaries or target bonus opportunity amounts for the Named Executive Officers for 2013. In addition, the Committee has not increased base salaries or target bonus opportunities during the four previous years, except in the context of promotions, increases in responsibilities or targeted increases to promote internal pay equity among our executives.

•
Reduction in Value of Long-term Incentives for CEO. In December 2012, the Compensation Committee granted equity awards with values that were approximately 25% less for our Chief Executive Officer than the values that had been awarded in December 2011, which values were reduced by approximately 37% from the values that had been awarded in December 2010.

Highlights of Our Commitment to a Pay for Performance Philosophy
While our stockholder return has been below our expectations over the last three years, we believe that this disappointing performance has been reflected both in the compensation that our Named Executive Officers have realized and in the compensation that our Compensation Committee has approved for our Named Executive Officers in the following ways:
•	We did not award bonuses to the Named Executive Officers for 2012, 2011 or 2010 based on the Company's financial performance.
•
We reduced the grant date aggregate value awarded to our Chief Executive Officer in the form of long-term equity incentives in December 2012 by approximately 25% from his award in December 2011. Recognizing the hard work and strong personal performance by our other Named Executive Officers, and with a focus on retention and morale in a year when once again there would be no increase in base salaries or annual cash bonuses paid, we increased the aggregate value of long-term equity incentives awarded in December 2012 to the other Named Executive Officers by approximately 9% from the values awarded in December 2011. The values awarded to all Named Executive Officers in December 2011 were approximately 37% below the values awarded in December 2010 and, prior to the 2011 reductions, there had been no increase in value of the long-term equity incentive awards since 2008.

•
We continued to include a significant performance component in our long-term equity incentive program, which has been in place since 2009 and under which 50% of the award is only earned and paid if our total stockholder return ("TSR") for a three-year performance period meets or exceeds certain thresholds relative to the total stockholder return of a specified peer group.

•
Our total compensation design in the aggregate for our Named Executive Officers places significant emphasis on performance-based, at risk compensation as illustrated by the following pie chart. Based on our recent performance, the target bonus (27% of total target compensation) and the performance shares (22% of total target compensation) have not been paid in recent years.

•
We maintained base salaries for the Named Executive Officers positions at 2008 levels, except for Mr. Smith and Ms. Buchanan, whose base salaries for 2012 were increased to match the base salary level of Mr. Abadie, with no increase for 2013.

•	We maintained the same target bonus opportunities based on salary level for 2012 as had been approved for 2011 and 2010, which had been reduced by 20% from 2009 levels, with no increase for 2013.
•
As a result of our disappointing stock performance over the three years ended December 31, 2012, the performance share units granted in December 2009 resulted in zero payouts, and the performance share units granted in December 2010 and December 2011 are currently projected to result in zero payouts. This result demonstrates the close alignment between the compensation of our Named Executive Officers with our Company's stockholder return performance. In addition, the value of the restricted stock granted to our Named Executive Officers in December 2009, 2010 and 2011 has decreased significantly, through December 31, 2012, as illustrated by the chart below.

Realizable Pay as of December 31, 2012 from 2009-2011 Long-Term Equity Incentive Grants
Named Executive Officer	Total Grant Date Fair Value Dec 2009 - Dec 2011(1)	Current Value at 12/31/2012(2)	Reduction from Grant Date Value
Quinn J. Hébert	$4,806,670	$909,252	(81)%
John R. Abadie, Jr.(3)	398,520	141,860	(64)%
Brent D. Smith(4)	1,342,014	331,106	(75)%
Lisa M. Buchanan	1,464,506	287,159	(80)%
G. Kregg Lunsford(5)	398,520	— (5)	—
_______________________
(1)	Represents the aggregate grant date fair value of all annual awards made in December 2009, 2010 and 2011, which were made 50% in shares of restricted stock and 50% in performance share units.
(2)
Represents the aggregate current value of all annual awards made in December 2009, 2010 and 2011 based on the closing price of our common stock on December 31, 2012 of $1.73. All performance share units are valued at zero.

(3)	Mr. Abadie was promoted to serve as our Executive Vice President and Chief Operating Officer in September 2011.
(4)	Mr. Smith was promoted to serve as our Executive Vice President and Chief Financial Officer in August 2010.
(5)
Mr. Lunsford was promoted to serve as our Executive Vice President and Chief Strategy and Business Development Officer in September 2011. His position was eliminated in September 2012, and Mr. Lunsford owned no shares of our common stock at December 31, 2012.

•	We do not have any significant executive perquisites or a defined benefit pension plan for our executive officers, resulting in an increased focus on incentive pay.
•	We continued to consider internal pay equity when making compensation determinations with regard to the Named Executive Officers.

Results of "Say on Pay" vote at 2012 Annual Meeting
At our 2012 Annual Meeting, our stockholders overwhelmingly approved, on an advisory basis, the compensation our Named Executive Officers, with 93.25% of the shares of our common stock present or represented by proxy at the 2012 Annual Meeting voting in favor of the proposal.
We appreciate the confidence and support in our Board and management that our stockholders have demonstrated by this vote, and we will continue to strive to maintain the close alignment of the interests of our Named Executive Officers with those of our stockholders. The Compensation Committee considered the strong support for our executive compensation program expressed by stockholders at our 2012 Annual Meeting when making decisions regarding fiscal 2012 executive compensation, although its decisions were primarily driven by the Company's financial performance and industry conditions as discussed more fully below.

Compensation Philosophy and Objectives
The primary elements of our executive compensation program are base salary, annual performance bonus and long-term equity incentive awards, and they are designed to:
•	be competitive with our Company's peer group;
•	reflect the responsibility, complexity and difficulty of each executive's position;
•	reward both individual and Company performance; and
•	promote pay equity among our employees.
We use each element of compensation to satisfy one or more of our stated compensation objectives by establishing the following targets:
•
total compensation, including base salary, annual cash bonus opportunity and long-term equity incentive grants, should be at levels competitive with peer companies that compete with Cal Dive for executive talent;

•	the annual performance bonus for an executive officer should reflect the achievement of Company-wide financial objectives as well as the achievement of personal performance goals and objectives;
•
each executive's total target cash compensation should be generally in the range of the 50th percentile of the members of our peer group with whom we compete for executive talent, based on the individual's experience level, duties and recent performance by the individual and the Company; and

•
target long-term equity incentive compensation should be generally in the range of the 50th percentile of our peer group based upon the experience level of the officer, the complexity of the officer's duties and recent performance by the individual and the Company.

Our Compensation Committee also uses tally sheets as a tool in setting total executive compensation levels. The tally sheets provide information as to all compensation that is potentially available to our Named Executive Officers, as well as the amount of wealth that our Named Executive Officers have accumulated under our compensation programs.
Compensation Consultants
In order to determine the competitiveness of our executive compensation program as compared to other companies in our industry, our Compensation Committee has engaged independent compensation consultants to assist in the development and review of peer group compensation data.
Since 2010, our Compensation Committee has engaged Meridian Compensation Partners, LLC as its advisor based upon a review of Meridian's experience, qualifications and independence. The consultant reports to and acts under the direction of our Compensation Committee. Cal Dive's executive officers receive the consultant's reports and data; however, the Compensation Committee retains and exercises control and authority over the consultant, and Meridian has not been engaged to provide any other services for our management or the Company.
As part of its engagement, Meridian evaluated the competitive posture of the levels of each element of our executive compensation program and the compensation mix relative to the marketplace. Meridian also evaluated the structure and design of our compensation components relative to the marketplace. Meridian recommended the peer group used for 2012 compensation decisions following discussions with our senior management and our Compensation Committee chair, and considering the prior year's peer group. The peer group includes companies reasonably similar in size to our organization that generally operate in the offshore oil and gas services industry.

In December 2011 the Compensation Committee approved the removal of Global Industries Ltd. from the prior year's peer group for its 2012 compensation decisions, as a result of the acquisition of that company by Technip, S.A. and the cessation of its stock listing on NASDAQ in December 2011. The Compensation Committee also approved the removal of Oceaneering International, Inc. and Superior Energy Services, Inc. from the prior year's peer group as they were no longer comparable to us in size, and the addition of Hornbeck Offshore, Inc., Matrix Services Company and PHI, Inc. as replacements for the removed peer group companies. Thus for the equity compensation awards and 2012 compensation determinations made in December 2011, the peer group was as follows:
Dril-Quip Inc.	Matrix Services Company
Gulfmark Offshore Inc.	Newpark Resources, Inc.
Helix Energy Solutions Group, Inc.	PHI, Inc.
Hercules Offshore Inc.	TETRA Technologies Inc.
Hornbeck Offshore, Inc.	Tidewater Inc.

The peer group had median 2010 revenues, and market capitalization and enterprise value as of August 31, 2011 of $612 million, $773 million and $1.3 billion, respectively, compared to Cal Dive's 2010 revenues, and August 31, 2011 market capitalization and enterprise value of $536 million, $277 million and $460 million, respectively.
This peer group was also used by the Compensation Committee in its equity compensation awards and 2013 compensation decisions made in December 2012. The peer group had median 2011 revenues, and market capitalization and enterprise value at September 30, 2012 of $717 million, $812 million and $1.2 billion, respectively, compared to Cal Dive's 2011 revenues and September 30, 2012 market capitalization and enterprise value of $480 million, $121 million and $259 million, respectively.
Role of Executive Officers in Compensation Decisions
Our Chief Executive Officer reviews Meridian's reports and evaluates each Named Executive Officer's compensation based upon his or her experience level, the difficulty and complexity of the position, and the compensation of peer level officers in peer group companies. Our Chief Executive Officer also reviews the performance of each Named Executive Officer other than himself and makes recommendations to our Compensation Committee regarding base salary adjustments, cash bonus opportunity amounts and payouts, and equity incentive compensation awards for each of those officers. Although the Compensation Committee considers the Chief Executive Officer's recommendations, the Compensation Committee makes all final determinations regarding executive officer compensation.
Compensation Components
As described above, annual executive compensation for the Named Executive Officers consists of base salary, cash bonus and long-term equity incentive awards, and also includes employee benefits available to all of our employees. At its December 2011 meeting, our Compensation Committee established the base salary and bonus opportunity amounts for each of the Named Executive Officers for 2012.
The Compensation Committee does not use a rigid formula for allocating between cash and non-cash compensation, and retains authority to adjust any element of an executive's compensation as it deems appropriate. Total cash compensation (salary plus target annual cash bonus) is designed to recognize each individual officer's responsibilities, role in the organization, and experience and contributions to the Company, whereas the purpose of long-term equity-based compensation (including restricted stock awards and performance share units) is to align employee and stockholder interests, as well as to attract, retain and motivate employees.
Base Salary
In December 2011, our Compensation Committee reviewed information provided by Meridian regarding compensation of executive officers at our peer group companies to make decisions regarding 2012 base salaries. Due to the continued challenging market conditions facing our industry and our Company's 2011 financial performance, for the fourth consecutive year the Compensation Committee accepted management's recommendation that there be no increases in base salaries in 2012 for the Chief Executive Officer or for Messrs. Abadie and Lunsford. The peer group data provided by Meridian indicated that the base salaries for Mr. Smith and Ms. Buchanan were at or near the bottom of our peer group companies, and the Compensation Committee decided to increase the base salaries for both officers for 2012 to $325,000, which was the base salary of our other executive officers, Messrs. Abadie and Lunsford. Based on the peer group data provided by Meridian in December 2011, prior to the increases to Mr. Smith and Ms. Buchanan, our Named Executive Officer aggregate base salaries were in the 20th percentile of our peer group companies, and as a result of such increases, our Named Executive Officer aggregate base salaries fell in the 55th percentile of our peer group companies.

In December 2012, our Compensation Committee reviewed information provided by Meridian regarding compensation of executive officers at our peer group companies to make decisions regarding 2013 base salaries. Due to the continued challenging market conditions and the Company's financial performance in 2012, the Compensation Committee accepted management's recommendation that there be no increases in base salaries in 2013 for any of the Named Executive Officers. Based on the peer group data provided by Meridian in December 2012, our Named Executive Officer aggregate base salaries were once again in the 20th percentile of our peer group companies.
Annual Performance Bonus
Under our annual performance bonus plan, our executive officers are eligible to receive a cash bonus equal to a percentage of their base salary based on the achievement of pre-established Company financial and personal performance goals. If the Company achieves results on its financial performance goal that fall within minimum and maximum percentages set by the Compensation Committee, the individual can earn a corresponding percentage of the Company performance component of his or her target bonus award. For 2012, the personal performance component could only be earned if both the individual achieves specified personal goals established for the year by the individual and his or her supervisor, and the Company also achieves at least an established minimum percentage of its financial performance goal for the year.
In December 2011, our Compensation Committee set 2012 target bonus opportunities for the Named Executive Officers at levels consistent with those set for 2011 and 2010 based on base salary level, which reflected a 20% reduction from 2009 levels. As a result of this action, our Named Executive Officers aggregate target bonuses generally fell between the 50th and 75th percentiles of our peer group companies.
	2011 Bonus Opportunity			2012 Bonus Opportunity
	% of Base Salary			% of Base Salary
Named Executive Officer	Minimum	Target	Maximum	Minimum	Target	Maximum
Quinn J. Hébert	78	104	156	78	104	156
John R. Abadie, Jr.	67	89	134	67	89	134
Brent D. Smith	75	100	150	67	89	134
Lisa M. Buchanan	53	70	105	67	89	134
G. Kregg Lunsford(1)	67	89	134	67	89	134

_________________________
(1)	Mr. Lunsford's position with Cal Dive was eliminated in September 2012.

For 2012, the annual performance bonus program for each of the Named Executive Officers was based on the following:
•	60% the Company's financial performance goal; and
•	40% personal performance goals.

As established by the Compensation Committee in December 2011, the Company target performance goal for 2012 was based on the Company achieving $65.1 million in EBITDA for the year. Further, the minimum percentage of this goal required in order for the personal performance component of the target bonus to be earned was 75%, and the minimum and maximum percentages within which the executive officers could earn the Company performance component of their target bonuses was 75% and 150% of this goal, respectively. In establishing the 2012 annual incentive criteria for the Named Executive Officers, the Compensation Committee reserved the right to use its discretion to increase or decrease the payout amount that would be generated by the pre-established formula, whether resulting from personal performance criteria or one of the budget related financial goals.

Each Named Executive Officer's personal performance goals were discussed with and agreed to by the applicable officer and the Chief Executive Officer and provided to the Compensation Committee for review and approval. The Compensation Committee approved the personal performance goals for each executive and determined that 25% of the personal performance portion of the annual bonus for 2012, or 10% of the total target bonus amount, would be awarded based solely on the Compensation Committee's subjective assessment of the executive's performance.
For 2012, the personal performance goals for the Named Executive Officers primarily included the following:
Named Executive Officer		Personal Performance Goals
Quinn J. Hébert	•	develop and implement the Company's corporate strategy including its international expansion strategy;
	•	lead the Company's focus on cost control measures and client relations in the challenging operating environment; and
	•	achieve significant improvement in safety performance.

John R. Abadie, Jr.	•	maintain and expand client relations to win and execute awarded work;
	•	oversee and maintain cost control at or below budgeted levels;
	•	achieve significant improvement in safety performance; and
	•	lead the Company's expansion strategy in international areas.

Brent D. Smith	•	lead timely and accurate preparation and filing of regulatory and financial reports and cost-effective internal control compliance;
	•	manage and maintain compliance with credit facility covenants and relationships with lenders;
	•	monitor, communicate and manage our exposure to customers and other counterparties; and
	•	communicate timely with investors and successfully manage investor relations program.

Named Executive Officer		Personal Performance Goals
Lisa M. Buchanan	•	advise and assist executive team on strategies and initiatives to grow the Company profitably;
	•	effectively advise Board and management team on corporate governance, legal matters, investor relations, contract management and regulatory and legal compliance;
	•	lead timely and accurate preparation and filing of regulatory reports; and
	•	lead successful and cost-effective resolution of legal claims and disputes.

G. Kregg Lunsford	•	develop and maintain a five year strategic plan, including a prioritized list of strategic initiatives and implementation timetable;
	•	create and develop tools and methodology for evaluating strategic opportunities; and
	•	advise on macro and micro industry trends in targeted markets.

In early 2013, the Compensation Committee considered the Company's 2012 financial performance and the individual performance of the Named Executive Officers. The Company achieved approximately 36% of its budgeted EBITDA target of $65.1 million, which was below the minimum percentage threshold set by the Compensation Committee for the award of bonuses. A reconciliation of 2012 reported EBITDA, a non-GAAP financial measure, to reported net loss for 2012 is as follows (in thousands):

Year Ended December 31, 2012
(unaudited)
EBITDA	$23,267
Less: Depreciation and amortization	61,581
Less: Income tax benefit	(24,739)
Less: Net interest expense	14,786
Less: Interest expense – conversion feature adjustment	(2,139)
Less: Non-cash stock compensation expense	7,762
Less: Severance charges	2,289
Less: Non-cash impairment charge	28,756
Loss attributable to Cal Dive	$(65,029)

The Compensation Committee recognized that the Company continued to experience challenging market conditions in 2012, and also noted that despite these extreme market conditions, management accomplished the following:
(i)	management successfully maintained important client relations in 2012;
(ii)
management successfully managed the Company's balance sheet in terms of debt levels and maintained liquidity in the face of a very volatile and uncertain financial and economic climate, by management's successful negotiation of an amendment to the Company's credit facility that increased the Company's financial flexibility and the issuance of the Notes that allowed the Company to repay a significant portion of its term debt as well as the sale of non-core assets that also allowed the Company to repay a portion of its term debt;

(iii)	the Company achieved the best safety performance in its history;
(iv)
management successfully executed its strategy of achieving geographic and business line diversification through the Company's expansion into new international markets and by generating strong financial performance in existing international markets as well as its successful entry into the light well intervention market in the U.S. Gulf of Mexico; and

(v)	management implemented difficult but necessary cost savings initiatives, including headcount reductions, which will benefit the Company going forward

Despite these accomplishments and each officer's individual level of achievement of his or her personal performance goals, the Compensation Committee agreed with management's recommendation and did not award annual performance bonuses to the Named Executive Officers for 2012. The Committee acknowledged with appreciation, however, the hard work of the Named Executive Officers in dealing with extremely difficult market conditions in 2012.
Long-Term Equity Compensation
We believe that providing long-term equity incentive compensation to our executives advances the best interests of the Company and its stockholders by providing those persons who have substantial responsibility for the management and growth of our Company with additional performance incentives that align their economic interests with the interests of our stockholders. Under our long-term incentive program, our Compensation Committee awards 50% of the long-term incentive award in the form of restricted stock and 50% in the form of performance share units. We have historically viewed time-vested restricted stock awards as the most efficient way to reward our executive officers due to the historic volatility of our stock and the stock of companies in our industry. We also believe that in a cyclical industry like ours, the use of restricted stock encourages executives to remain with our Company throughout periods of stock price volatility. In addition, restricted stock is widely used in the energy industry and particularly by our peer group. We also believe it is important to include a performance-based component in the program.
Annual grants of equity incentive compensation are usually made in December of each year. Until the December 2011 grants, the number of shares or units granted was based on a target dollar value. In December 2011, due to the significant deterioration in our Company's stock price, our Compensation Committee changed its methodology from a value-based award to a shares-based award. Rather than maintaining the target value of the equity award constant with previous years, the Compensation Committee instead started with the number of shares or units that had been awarded in 2010, and increased that number by approximately 50%. As a result, in December 2011, each of the Named Executive Officers received an award of a number of shares of restricted stock and performance share units that, based on the stock price on the date of grant, had values that were approximately 37% lower than the value received by such officers in December 2010.
In December 2012, following a continued decline in our Company's stock price, the Compensation Committee continued this share-based methodology for its awards to the Named Executive Officers. Recognizing the importance of maintaining employee retention and morale during the current challenging market conditions, as well as the fact that the executives were receiving no increase in their cash compensation, the Compensation Committee decided to increase by approximately 26% the number of shares and units that had been awarded to the Chief Executive Officer in 2011, although this resulted in a decrease from the value he received in 2011. The Committee increased by approximately 83% the number of shares and units that had been granted to the other Named Executive Officers in 2011, which was a slight increase from the value they received in 2011. The following table illustrates the grant history described above.
	Grant Date Values Awarded(1)
Named Executive Officer	2010	2011	% Change	2012	% Change
Quinn J. Hébert	$1,824,992	$1,156,680	(37)%	870,000	(25)%
John R. Abadie, Jr.(2)	—	398,520	—	584,997(2)	47%
Brent D. Smith	943,494(3)	398,520	(58)%	435,000	9%
Lisa M. Buchanan	532,990	398,520	(25)%	435,000	9%
G. Kregg Lunsford(4)	—	398,520	—	—	—

___________________________
(1)	Grants in each year were made 50% in shares of restricted stock and 50% in performance share units.
(2)
Mr. Abadie was promoted to serve as our Executive Vice President and Chief Operating Officer in September 2011. In January 2012 he received a special one-time grant of 49,669 additional shares of restricted stock pursuant to the terms of a retention agreement dated January 20, 2009. Without these shares, the grant date value of his normal annual award in December 2012 would have been $435,000 and the percentage increase over his 2011 award would have been 9%.

(3)
Mr. Smith was promoted to serve as our Executive Vice President and Chief Financial Officer in August 2010. In December 2010 he received a special one-time grant of 54,696 additional shares of restricted stock to recognize his promotion. Without these shares, the grant date value of his normal annual award in 2010 would have been $629,000, and the percentage reduction from his 2010 award to his 2011 award would have been 37%.

(4)	Mr. Lunsford was promoted to serve as our Executive Vice President and Chief Strategy and Business Development Officer in September 2011. His position was eliminated in September 2012.

As in past years, the restricted stock vests one-third per year over a three-year period, and the performance share units vest 100%, based on our relative total stockholder return over a three-year performance period. Based on the peer group date, the incentive awards made in December 2012 to our Named Executive Officers fell in the 20th percentile of our peer group companies.
Each performance share unit represents the contingent right to receive the cash value of a share of our common stock dependent upon our TSR relative to our peer companies over a three-year performance period. Based on the achievement of the performance goals, the units vest 100%, if at all, at the end of the performance period and are payable in cash unless the Compensation Committee determines to pay in stock. In February 2013, the Compensation Committee adopted a resolution affirmatively determining to pay all outstanding performance share units in cash, if such awards result in any payout. The awards vest if our TSR for the three-year performance period meets or exceeds certain thresholds relative to the total stockholder return for the peer group companies discussed above under "Compensation Consultants." Upon a change of control the units will vest immediately, but the amount paid with respect to the units will be based on the Company's actual performance over an adjusted performance period ending on the effective date of the change of control.
The grant of performance share units to each Named Executive Officer represents the target award. The amount that may be earned with respect to the performance share units is based on the following matrix:

Performance Level	Cal Dive's Percentile Rank	Payout as % of Target Award (+TSR for DVR)	Payout as % of Target Award (-TSR for DVR)
Maximum	100%	200%	100%
Target	50%	100%	50%
Threshold	25%	25%	0%
Below Threshold	<25%	0%	0%

Based on our TSR over the one, two and three-year periods ended December 31, 2012, respectively, the performance share units granted in December 2009 resulted in a zero payout to the Named Executive Officers and the performance share units granted in December 2010 and December 2011 are currently projected to result in a zero payout to the Named Executive Officers.

Benefits and Perquisites
Our Named Executive Officers participate in employee benefit plans generally available to all employees. We do not provide defined benefit pension arrangements, post-retirement health coverage, or similar benefits for our executives or employees. Other than the severance agreements discussed below, we do not provide any significant perquisites or other personal benefits to our Named Executive Officers that are not provided generally to all employees. Mr. Abadie does receive an automobile allowance, which was carried over as a component of his compensation package with his former employer, Horizon.
Severance Benefits
We have entered into Severance and Change of Control Agreements for each of the Named Executive Officers that provide certain severance payments and benefits if the officer is terminated under certain circumstances that are described in detail below under "Potential Payments Upon Termination or Change in Control." The Severance and Change of Control Agreements are designed to promote stability and continuity of senior management. We believe that severance protection, particularly in the change of control context, can play a valuable role in attracting and retaining key executive officers by providing protections commonly found in the marketplace. None of these agreements contains an excise tax gross-up provision. Although we consider these severance protections an important part of the benefits afforded our executives, the existence of these arrangements does not impact our decisions regarding other components of our executive compensation program.
Stock Ownership Guidelines
Our Compensation Committee has adopted stock ownership guidelines for our officers, including our Named Executive Officers, requiring such officers to accumulate over a five-year period shares of our common stock worth six times (in the case of the Chief Executive Officer) or three times (in the case of the other Named Executive Officers) each such officer's annual base salary. Shares of restricted stock granted to such officers are counted toward these stock ownership guidelines. In 2012, following several years of significant deterioration in our Company's stock price, our Compensation Committee approved an amendment to our stock ownership guidelines to clarify that, in addition to having five years within which to initially comply with the guidelines, a participant who was in compliance as of the last measurement date but whose holdings no longer meet the guidelines due to a decline in the stock price, would be deemed to continue to be in compliance with the guidelines. As of December 31, 2012 and based on the average closing price of our common stock for the year ended December 31, 2012 of $2.37, our Named Executive Officers owned shares of our common stock worth approximately the following multiples of their respective annual base salaries:
Quinn J. Hébert	5.4x	(1)
John R. Abadie, Jr.	2.3x	(2)
Brent D. Smith	2.3x	(2)
Lisa M. Buchanan	3.1x
G. Kregg Lunsford	N/A	(3)

(1)
Mr. Hébert met the guidelines as of the last measurement date, holding shares valued well in excess of six times his base salary and has not sold any shares since that measurement date; therefore he is deemed to continue to be in compliance with our stock ownership guidelines.

(2)
Messrs. Abadie and Smith were promoted to their current positions in 2011 and 2010, respectively, and are therefore within the five-year window for obtaining compliance with our stock ownership guidelines.

(3)	Mr. Lunsford's employment terminated prior to the year-end measurement point for measuring compliance with our stock ownership guidelines.

Anti-Hedging/Anti-Pledging Policies

It is the Company's policy that the directors and Named Executive Officers may not hold our common stock in a margin account or pledge our common stock as collateral for a loan. The Company also prohibits such individuals from engaging in any form of hedging transaction with the Company's common stock. These policies are contained in our Insider Trading Compliance Policy.

Compensation Risk Assessment

While risk-taking is a necessary part of growing a business, the Compensation Committee has focused on aligning our compensation policies with the long-term interests of Cal Dive and avoiding short-term rewards for management decisions that could pose long-term risks to Cal Dive. Although a significant portion of our executive compensation program is performance-based, we believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive or unnecessary short-term risk-taking. With the addition of the performance share units awarded to our Named Executive Officers since December 2009, as described above under "Long-Term Equity Compensation," approximately 49% of each such officer's total target compensation is performance-based, or at-risk, with about 27% based on short-term, and 22% based on long-term, objectives. In addition, the multi-year vesting of our equity awards help mitigate risk by reducing the impact of short-term decisions, and our stock ownership guidelines ensure that each executive will have a significant amount of personal wealth tied to the long-term holdings in our stock.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code of 1986, as amended, prohibits us from deducting more than $1 million in compensation paid to certain executive officers in a single year unless the compensation qualifies as "performance-based compensation" under Section 162(m). The annual cash compensation paid and the restricted stock granted to our executive officers have not been structured to qualify as performance-based compensation under Section 162(m). As a result, not all of the compensation paid to our Chief Executive Officer for 2012 will be deductible by us. The performance share units awarded to our executive officers have been structured to qualify as performance-based compensation under Section 162(m); however, because our 2006 Plan was last approved by our stockholders in 2007, the awards of performance share units made in December 2012, should they pay out, will not fall within the performance-based exception under Section 162(m).
Our Compensation Committee does not have a formal policy requiring all compensation to be deductible. Our Compensation Committee continues to monitor compensation levels and may consider restructuring our executive compensation programs in the future to fall within the performance-based exception under Section 162(m). However, we may forego future tax deductions if we believe it is in the best long-term interests of our stockholders.

REPORT OF THE COMPENSATION COMMITTEE ON
FISCAL 2012 EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the "Compensation Discussion and Analysis" to be included in the Company's 2013 Proxy Statement on Schedule 14A, filed pursuant to Section 14(a) of the Exchange Act. Based on that review and discussion, the Committee recommends to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement and Annual Report on Form 10-K.

COMPENSATION COMMITTEE:
David E. Preng, Chairman
John B. Reed
 John T. Mills

EXECUTIVE COMPENSATION

2012 Summary Compensation Table

The following table summarizes the compensation for the last three fiscal years for each of the Named Executive Officers:
Name and Principal Position	Year	Salary		Stock Awards		All Other Compensation		Total
Quinn J. Hébert	2012	$541,000		$870,000	(1)	$ —		$1,411,000
Chairman, President and	2011	541,000		1,156,680	(2)	—		1,697,680
Chief Executive Officer	2010	541,000		1,824,992	(3)	—		2,365,992

John R. Abadie, Jr.	2012	325,000		584,997	(1)	12,000	(4)	921,997
Executive Vice President and	2011	245,102	(5)	398,520	(2)	—		643,622
Chief Operating Officer

Brent D. Smith	2012	325,000		435,000	(1)	—		760,000
Executive Vice President and	2011	276,000		398,520	(2)	—		674,520
Chief Financial Officer	2010	204,134	(6)	943,494	(3)(6)	—		1,147,628

Lisa Buchanan	2012	325,000		435,000	(1)	—		760,000
Executive Vice President,	2011	263,000		398,520	(2)	—		661,520
Chief Administrative Officer,	2010	263,000		532,990	(3)	—		795,990
General Counsel and Secretary

G. Kregg Lunsford	2012	235,625	(7)	170,334	(8)	567,769	(7)	973,728
Former Executive Vice President	2011	300,500	(9)	398,520	(2)	—		699,020
and Chief Strategy and Business
Development Officer
_______________________
(1)
Reflects the aggregate grant date fair value of shares of restricted stock and performance share units awarded in December 2012, determined by reference to the closing price of our common stock on the date of grant. The total award was made 50% in shares of restricted stock and 50% in performance share units. The restricted stock vests one-third per year over three years. Each performance share unit represents a contingent right to receive the cash value of one share of our common stock dependent upon our TSR relative to a peer group of companies over a three-year performance period ending on December 31, 2015. The units vest 100% on December 31, 2015 and are payable in cash. A maximum of 200% of the number of performance share units granted may be earned if performance at the maximum level is achieved. Thus, the maximum aggregate grant date fair value of the 2012 stock awards for each of the Named Executive Officers assuming maximum payout of the performance share units is as follows: for Mr. Hébert - $1,305,000; and for each of Messrs. Abadie and Smith and Ms. Buchanan - $652,500. For Mr. Abadie, also includes a restricted stock grant made in January 2012 pursuant to the terms of a retention agreement dated January 20, 2009.

(2)
Reflects the aggregate grant date fair value of shares of restricted stock and performance share units awarded in December 2011, determined by reference to the closing price of our common stock on the date of grant. The total award was made 50% in shares of restricted stock and 50% in performance share units. The restricted stock vests one-third per year over three years. Each performance share unit represents a contingent right to receive the cash value of one share of our common stock dependent upon our TSR relative to a peer group of companies over a three-year performance period ending on December 31, 2014. The units vest 100% on December 31, 2014 and are payable in cash. A maximum of 200% of the number of performance share units granted may be earned if performance at the maximum level is achieved. Thus, the maximum aggregate grant date fair value of the 2011 stock awards for each of the Named Executive Officers assuming maximum payout of the performance share units is as follows: for Mr. Hébert - $1,735,020; and for each of Messrs. Abadie, Smith and Lunsford and Ms. Buchanan - $597,780.

(3)
Reflects the aggregate grant date fair value of shares of restricted stock and performance share units awarded in December 2010, determined by reference to the closing price of our common stock on the date of grant. The total award was made 50% in shares of restricted stock and 50% in performance share units, except in the case of Mr. Smith, who received two-thirds of his award in restricted stock and one-third in performance share units due to additional shares of restricted stock awarded to him in recognition of his mid-year promotion to the Chief Financial Officer position. The restricted stock vests one-third per year over three years. Each performance share unit represents a contingent right to receive the cash value of one share of our common stock dependent upon our TSR relative to a peer group of companies over a three-year performance period ending on December 31, 2013. The units vest 100% on December 31, 2013 and are payable in cash. A maximum of 200% of the number of performance share units granted may be earned if performance at the maximum level is achieved. Thus, the maximum aggregate grant date fair value of the 2010 stock awards for each of the Named Executive Officers assuming maximum payout of the performance share units is as follows: for Mr. Hébert - $2,737,488; for Mr. Smith - $1,257,990; and for Ms. Buchanan - $799,485.

(4)	Consists of automobile allowance.

(5)	Mr. Abadie was promoted to serve as our Executive Vice President and Chief Operating Officer in September 2011, at which time his base salary was increased from $226,530 to $325,000.

(6)
Mr. Smith was promoted to serve as our Executive Vice President, Chief Financial Officer and Treasurer in August 2010, at which time his base salary was increased from $165,000 to $276,000. Mr. Smith received a special one-time grant of 54,696 additional shares of restricted stock in his December 2010 grant to recognize his mid-year promotion.

(7)
Mr. Lunsford's position with Cal Dive was eliminated in September 2012. The amount shown in "All Other Compensation" represents the lump sum severance payment paid to Mr. Lunsford upon his departure from Cal Dive in accordance with the terms of his Severance and Change of Control Agreement.

(8)
In accordance with the terms of his Severance and Change of Control Agreement, upon Mr. Lunsford's departure from Cal Dive, the vesting of 97,828 shares of restricted stock was accelerated, and the remaining 94,930 shares of restricted stock and 136,695 performance share units previously granted to him were forfeited. The amount in this column is the accounting charge recorded by the Company as a result of the acceleration of a portion of his restricted stock. Also, in accordance with the terms of his Severance and Change of Control Agreement, 44,420 performance share units previously granted to Mr. Lunsford continued to vest in accordance with their terms, but resulted in a zero payment upon completion of the performance period at December 31, 2012.

(9)
Mr. Lunsford was promoted to serve as our Executive Vice President and Chief Strategy and Business Development Officer in September 2011, at which time his base salary was increased from $276,000 to $325,000.

Grants of Plan-Based Awards in Fiscal Year 2012

The following table sets forth certain information with respect to grants of plan-based awards during the fiscal year ended December 31, 2012 to each of our Named Executive Officers. All equity awards were made through our 2006 Long-Term Incentive Plan (the "2006 Plan").
		Estimated Possible	Estimated Future	All Other
		Payouts Under	Payouts Under	Stock Awards:	Grant Date
		Non-Equity Incentive	Equity Incentive	Number of	Fair Value
		Plan Awards (1)	Plan Awards (2)	Shares of	of Stock
	Grant	Threshold/Target/	Threshold/Target/	Stock or	and Option
Name	Date	Maximum ($)	Maximum (#)	Units (#) (2)	Awards ($)
Quinn J. Hébert
Annual Cash Incentive	—	$422,250/563,000/844,500	—	—	$ —
Restricted Stock Grant	12/11/12	—	—	300,000	435,000
Performance Share Unit Grant	12/11/12	—	0/300,000/600,000	—	435,000

John R. Abadie, Jr.
Restricted Stock Grant	1/20/12	—	—	49,669	149,997
Annual Cash Incentive	—	217,500/290,000/435,000	—	—	—
Restricted Stock Grant	12/11/12	—	—	150,000	217,500
Performance Share Unit Grant	12/11/12	—	0/150,000/300,000	—	217,500

Brent D. Smith
Annual Cash Incentive	—	217,500/290,000/435,000	—	—	—
Restricted Stock Grant	12/11/12	—	—	150,000	217,500
Performance Share Unit Grant	12/11/12	—	0/150,000/300,000	—	217,500

Lisa M. Buchanan
Annual Cash Incentive	—	217,500/290,000/435,000	—	—	—
Restricted Stock Grant	12/11/12	—	—	150,000	217,500
Performance Share Unit Grant	12/11/12	—	0/150,000/300,000	—	217,500

G. Kregg Lunsford (3)
Annual Cash Incentive	—	217,500/290,000/435,000	—	—	—
_______________________
(1)
Reflects threshold, target and maximum bonus opportunity under our annual performance bonus plan. For 2012, the annual performance bonus plan was structured such that 40% of the target bonus was based on the achievement of personal performance goals and 60% was based on the achievement of a Company financial target. A participant could earn between 75% and 150% of the Company financial performance component based on the level of actual performance by the Company relative to its financial target. No bonuses were paid for 2012 performance. See the sections titled "Compensation Discussion and Analysis" and "Executive Officer Compensation – 2012 Summary Compensation Table" for more information.

(2)
The shares of restricted stock vest one-third per year over three years and vest in full upon a change of control as defined in the 2006 Plan. The performance share units represent the contingent right to receive the cash value of a share of our common stock dependent upon our TSR relative to a peer group of companies over a three-year performance period ending on December 31, 2015. The units vest 100% on December 31, 2015 and are payable in cash. A maximum cash value of 200% of the number of performance share units granted may be earned if performance at the maximum level is achieved. See the section titled "Compensation Discussion and Analysis" for more information.

(3)	Mr. Lunsford's position with Cal Dive was eliminated in September 2012.

Outstanding Equity Awards at December 31, 2012

The following table sets forth certain information with respect to the value of all unvested restricted stock and performance share units previously awarded to the Named Executive Officers as of the end of the fiscal year ended December 31, 2012. There were no options outstanding at December 31, 2012.
	Stock Awards
Name	No. of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Quinn J. Hébert	7,154	(2)	$ 12,376	128,884	(3)	$ 222,969	(3)
	35,334	(4)	61,128	158,695	(5)	274,542
	57,754	(6)	99,915	238,000	(7)	411,740
	52,899	(8)	91,515	300,000	(9)	519,000
	158,667	(10)	274,494
	300,000	(11)	519,000
	611,808		1,058,428

John R. Abadie, Jr.	2,965	(6)	5,129	6,616	(3)	11,446	(3)
	2,716	(8)	4,699	8,147	(5)	14,094
	54,667	(10)	94,574	82,000	(7)	141,860
	150,000	(11)	259,500	150,000	(9)	259,500
	210,348		363,902

Brent D. Smith	2,358	(6)	4,079	6,309	(3)	10,915	(3)
	36,464	(8)	63,083	54,695	(5)	94,622
	54,667	(10)	94,574	82,000	(7)	141,860
	150,000	(11)	259,500	150,000	(9)	259,500
	243,489		421,236

Lisa M. Buchanan	1,958	(2)	3,387	37,641	(3)	64,600	(3)
	10,320	(4)	17,853	46,347	(5)	80,180
	16,867	(6)	29,180	82,000	(7)	141,860
	15,449	(8)	26,727	150,000	(9)	259,500
	54,667	(10)	94,574
	150,000	(11)	259,500
	249,261		431,221

G. Kregg Lunsford (12)	—		—	44,420	(3)	76,847	(3)
_______________________
(1)	Based on the closing sales price of our common stock on December 31, 2012 of $1.73.

(2)
Shares of our restricted stock granted on December 19, 2006. Shares with respect to 53% vest in annual 20% increments over a five-year period from the date of grant, shares with respect to 28.4% vest in annual 20% increments over a five-year period from December 19, 2007, and the balance vests in annual 20% increments over a five-year period from December 19, 2008.

(3)
Performance share units granted on December 10, 2009. Based on our TSR relative to our peer group companies, for the three-year performance period ended December 31, 2012, in February 2013, our Compensation Committee certified that these units resulted in a zero payout.

(4)	Shares of our restricted stock granted on February 27, 2008. The shares vest 20% per year over a five-year period.
(5)	Performance share units granted on December 9, 2010. The units vest 100%, dependent upon our TSR relative to our peer group companies, on December 31, 2013.
(6)	Shares of our restricted stock granted on December 19, 2008. The shares vest 20% per year over a five-year period.
(7)	Performance share units granted on December 6, 2011. The units vest 100%, dependent upon our TSR relative to our peer group companies, on December 31, 2014.
(8)	Shares of our restricted stock granted on December 9, 2010. The shares vest one-third per year over a three-year period.
(9)	Performance share units granted on December 11, 2012. The units vest 100%, dependent upon our TSR relative to our peer group companies, on December 31, 2015.
(10)	Shares of our restricted stock granted on December 6, 2011. The shares vest one-third per year over a three-year period.
(11)	Shares of our restricted stock granted on December 11, 2012. The shares vest one-third per year over a three-year period.

(12)
Mr. Lunsford's position with Cal Dive was eliminated in September 2012, and thus he was no longer employed by Cal Dive at year-end. Upon his departure from Cal Dive and in accordance with his Severance and Change of Control Agreement, the vesting of 97,828 shares of restricted stock was accelerated, and the remaining 94,930 shares of restricted stock, and 136,695 performance share units previously granted to him were forfeited. In accordance with the terms of his Severance and Change of Control Agreement, 44,420 performance share units previously granted to Mr. Lunsford continued to vest in accordance with their terms, but resulted in a zero payout upon completion of the performance period on December 31, 2012.

Option Exercises and Stock Vested During 2012

The following table sets forth certain information regarding the vesting of restricted stock during the fiscal year ended December 31, 2012 for each of the Named Executive Officers. There were no stock option exercises during 2012.

	Stock Awards
Name	No. of Shares Acquired On Vesting (#)		Value Realized On Vesting ($)
Quinn J. Hébert	35,334	(1)	$108,829
	251,023	(2)	421,719

John R. Abadie, Jr.	49,668	(3)	149,997
	38,081	(2)	63,976

Brent D. Smith	69,451	(2)	116,678

Lisa M. Buchanan	10,319	(1)	31,783
	77,141	(2)	129,597

G. Kregg Lunsford	12,178	(1)	37,508
	97,828	(4)	170,221
_______________________
(1)	Represents shares of our restricted stock vested on February 27, 2012, on which day the closing price of our common stock was $3.08.
(2)	Represents shares of our restricted stock vested on December 19, 2012; on which day the closing price of our common stock was $1.68.
(3)	Represents shares of our restricted stock vested on January 20, 2012; on which day the closing price of our common stock was $3.02.
(4)	Represents shares of our restricted stock vested on September 20, 2012; on which day the closing price of our common stock was $1.74.

Employment Agreements and Change of Control Provisions Related to Named Executive Officers

The Compensation Committee of our Board of Directors has approved Severance and Change of Control Agreements between the Company and each of our Named Executive Officers. These agreements provide for certain severance benefits upon a termination of the executive's employment both prior to and following a change of control, as defined in the agreements.
Each of the agreements provides, among other things, that until the first or second anniversary date of termination of the executive's employment with us (depending on the event of termination), the executive shall not, directly or indirectly, anywhere in the world where we are then doing business, engage in any business in direct competition with our subsea marine construction business.
If during the term of the agreements, an executive terminates his or her employment for "Good Reason" or is terminated without "Cause" prior to a "Change of Control," such executive would (a) receive a lump sum payment from us equal to one times the sum of the executive's then current annual base salary and a prorated portion of his or her target bonus for the year (based on the number of days in the year preceding the date of termination), (b) have accelerated vesting of any stock options, restricted stock or restricted stock units granted to the executive that were scheduled to vest by their terms within 12 months following the date of termination and (c) continue to receive welfare plan and other benefits from us for a period of one year.
In the case of a termination of the executive's employment without "Cause" or by the executive with "Good Reason" within two years after a "Change of Control," the executive would (a) receive a lump sum payment from us equal to 2.99 times (in the case of Mr. Hébert) or two times (in the case of the other executives) the sum of the executive's then current base salary and target bonus for the year, (b) have accelerated vesting of all stock options, restricted stock and restricted stock units granted to the executive prior to the date of termination and (c) continue to receive welfare plan and other benefits from us for a period of two years. The agreements do not contain "gross-up" provisions in the event that any payment to one of the covered executives would be subject to any excise tax under Section 4999 of the Internal Revenue Code.
For purposes of the agreements, "Good Reason" includes a material reduction of the executive's base salary, a material diminution in the executive's duties and status, changes in the location at which the executive is based and certain breaches of the agreement. The definition of a "Change of Control" for purposes of the agreements is the same as that contained in our 2006 Plan and would be deemed to occur upon the acquisition by any person or group of 30% or more of our outstanding stock, consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of our assets, or upon the individuals constituting our Board ceasing to constitute at least a majority of the Board. Finally, for purposes of the agreements, "Cause" includes the executive's breach of the agreement or certain policies of the Company, felony conviction, knowing falsification of reports filed with the SEC or any exchange on which our stock is listed, or failure to perform his or her duties as instructed by the Board.
The agreements have an initial term of two years, which terms are automatically extended for successive two-year terms unless either party gives written notice to the other not later than 90 days prior to the expiration of the then-current term. Notwithstanding any non-extension notice given by the Company, (a) if a Change of Control occurs during the term of the agreement, the agreement shall continue in effect through the second anniversary of the Change of Control, and (b) the executive will continue to be entitled to the benefits of the agreement if a termination by the Company without "Cause" or by the executive with "Good Reason" occurs during the two-year period beginning with January 1 of the year following the date of the non-extension notice.

Mr. Abadie is also a party to a retention agreement dated January 20, 2009 that provided for a one-time special grant of $150,000 worth of restricted stock on the third anniversary of the date of the agreement if Mr. Abadie was then still employed by the Company. The number of shares to be issued would be based on the closing price of our common stock on the date of grant and would vest 100% immediately. In addition, the agreement provided that if Mr. Abadie voluntarily left the employ of the Company, at any time prior to the fifth anniversary of the date of the agreement, any shares of unvested restricted stock held by Mr. Abadie on the date of termination would continue to vest in accordance with their terms, provided that Mr. Abadie continued to comply with the terms of the non-competition covenant contained in his Severance and Change of Control Agreement. If Mr. Abadie were to violate such covenant, all such shares of unvested restricted stock would be forfeited.
In accordance with this agreement, on January 20, 2012, the Company issued Mr. Abadie 49,668 shares of restricted stock, less 19,443 shares that were withheld to pay the taxes due upon vesting, for a net issuance to him of 30,225 shares of common stock.
Potential Payments Upon Termination or Change in Control

The following information and the "Estimated Payments on Termination or Change in Control" table below set forth the amount of payments to each of our Named Executive Officers, except Mr. Lunsford, in the event of (i) a termination of employment as a result of normal and early retirement, death or disability, (ii) voluntary termination by the Named Executive Officer, or termination by the Company for "Cause," (iii) involuntary termination by the Company without "Cause," or by the Executive for "Good Reason" prior to a change in control, (iv) termination without "Cause" or by the Executive for "Good Reason" following a change in control, or (v) a change of control without a termination of employment, all as if such event occurred on December 31, 2012.
As noted previously, Mr. Lunsford's position with Cal Dive was eliminated effective September 20, 2012. In connection with his departure, and in accordance with the terms of his Severance and Change of Control Agreement, Mr. Lunsford was paid a cash severance payment of $556,041 and the vesting of 97,828 shares of restricted stock that had been granted to him was accelerated. The value of the vested shares was $170,221, based on the closing price of our common stock on September 20, 2012. The remaining 94,930 shares of restricted stock and 136,695 performance share units previously granted to him were forfeited. The remaining 44,420 performance share units previously granted to him continued to vest in accordance with their terms until the completion of the performance period on December 31, 2012; however, they resulted in a zero payout due to the Company's performance relative to our peer companies. He also received the cash value of one year of continued health, disability and life insurance benefits, which was $11,727. The Company recorded a charge in the amount of $170,334 upon the acceleration of the vesting of Mr. Lunsford's restricted stock.
As described above, at December 31, 2012, we had Severance and Change of Control Agreements with all of our Named Executive Officers. We do not otherwise have any severance policy or arrangement that provides for payments to a Named Executive Officer in the event of a termination of employment except provisions contained in the agreements governing their equity incentive awards.

Normal and Early Retirement. A Named Executive Officer is eligible to elect retirement at any age. The Named Executive Officers are not entitled to any additional payments or benefits upon retirement other than any amounts accrued and vested in such Named Executive Officer's account under our 401(k) Plan.
Any unvested shares of restricted stock are typically forfeited upon retirement although the Compensation Committee has discretion to provide otherwise. We are assuming for purposes of the table below that the Compensation Committee would accelerate the vesting of any unvested restricted stock of the Company upon the retirement of the Named Executive Officer. The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would accelerate multiplied by the $1.73 closing price of our common stock on December 31, 2012.
The performance share unit agreements provide that upon retirement (as defined in the agreement as retirement at or after the age of 55 with at least five years of service), the officer shall vest in a number of units determined by multiplying the number of units granted by a fraction, the numerator of which is the number of full months between the beginning of the performance period and the date of termination, and the denominator of which is 36. Such units will then be paid out at the end of the performance period based on the level of achievement of the performance criteria for the entire performance period. Although none of the Named Executive Officers currently meets the age and years of service requirements contained in the agreements, the Compensation Committee could exercise its discretion to accelerate the vesting of the performance share units for the Named Executive Officers in accordance with the terms of the agreements.

With respect to the performance share units that were granted on December 11, 2012, the beginning of the performance period is January 1, 2013, therefore no units would vest upon a termination due to retirement on December 31, 2012. With respect to the performance share units granted in December 2009, they resulted in a zero payout upon completion of their performance period on December 31, 2012 due to the Company's performance relative to its peer companies. With respect to the performance share units granted in December 2011 and December 2010, one-third and two-thirds, respectively, of the units granted would vest on retirement. However, based on our actual stock performance for their respective performance periods through December 31, 2012, no payout under either award is projected to be earned. Since the performance periods for the units awarded in December 2011 and 2010 have not yet ended, the actual amounts that may be paid under these units upon a termination or upon retirement may be different.
Death and Disability. The Named Executive Officers are not entitled to any payments or benefits upon death, other than any proceeds under our life insurance benefits provided to all of our employees, for which the employees pay the premiums. Likewise, upon disability the Named Executive Officers are only entitled to such benefits as they may receive under our long term disability policy available to all employees. Since these benefits are paid for by the executive and are no more favorable for the Named Executive Officers than for any other Company employee, no amounts are shown in the table below for these benefits.
Upon death or disability, unvested shares of restricted stock would be forfeited, unless accelerated in the discretion of the Compensation Committee. We are assuming for purposes of the table below that the Compensation Committee would accelerate the vesting of any unvested restricted stock of the Company upon a termination due to death or disability on December 31, 2012. The performance share units would vest upon a termination due to death or disability under the same formula as described above for a termination due to retirement. Therefore, none of the units that were granted in December 2012 would be vested upon a termination due to death or disability on December 31, 2012, and the performance share units granted in December 2009 resulted in a zero payout as of December 31, 2012. The table below assumes that two-thirds of the units granted in December 2010 and one-third of the units granted in December 2011 would vest. However, based on the analysis of our stock performance through December 31, 2012 described above, we have assumed that no payout would be made under these units upon a termination due to death or disability on December 31, 2012.
Voluntary Termination and Termination for Cause. A Named Executive Officer is not entitled to receive any additional forms of severance payments or benefits upon his voluntary decision to terminate employment or upon termination for Cause. All unvested shares of restricted stock and performance share units would be forfeited.
Effect of Change of Control Without a Termination of Employment. Pursuant to the terms of the agreements governing the awards of restricted stock to the Named Executive Officers, upon the occurrence of a change of control, the restrictions on all shares of restricted stock will immediately lapse. With respect to the performance share units, the amounts paid with respect to the units will be based on the Company's actual performance over an adjusted performance period ending on the effective date of the change of control.
The amounts set forth in the table for restricted stock reflect the number of shares of restricted stock for which vesting would accelerate multiplied by the $1.73 closing price of Cal Dive's common stock on December 31, 2012. With respect to the performance share units granted in December 2010 and December 2011, we have assumed there would be no payout of those units based on our actual stock performance for the performance period through December 31, 2012. Since the performance period for the units granted in December 2012 did not commence until January 1, 2013, no payout of such units is deemed to occur upon a change of control on December 31, 2012. No other benefits are payable to our Named Executive Officers upon a change of control without a termination of employment.

Involuntary Termination Without Cause or Termination by Executive with Good Reason. The Severance and Change of Control Agreements described above specify the benefits payable upon these terminations both before and after a change of control. In calculating the severance benefits payable, the target bonus for 2012, rather than the actual amount paid is used. The value of the accelerated restricted stock is calculated by multiplying the unvested shares that are to be accelerated by the $1.73 closing price of our common stock on December 31, 2012. In the case of a termination prior to a change of control, the performance share unit award agreements provide that a payout will occur only if (i) the performance period for the units held is scheduled to end within 12 months of the termination of employment, and (ii) the performance measures are met such that a payout is due. In such case, the officer would receive a payout for these units following the end of the performance period based on the Company's actual performance. Since the table below assumes a termination date of December 31, 2012, only the units granted in December 2010 would be eligible to be paid out under these circumstances; however, as described above, based on our actual stock performance through December 31, 2012, we have assumed that no payout under these units would be earned.
ESTIMATED PAYMENTS ON TERMINATION OR CHANGE IN CONTROL
	Q. Hébert	J. Abadie	B. Smith	L. Buchanan
Normal and Early Retirement, Death or Disability
Accelerated Cal Dive restricted stock	$1,058,428	$363,902	$421,236	$431,221
Total	$1,058,428	$363,902	$421,236	$431,221

Voluntary Termination and Termination for Cause
No payments	N/A	N/A	N/A	N/A
Total	N/A	N/A	N/A	N/A

Change in Control
Accelerated Cal Dive restricted stock	$1,058,428	$363,902	$421,236	$431,221
Total	$1,058,428	$363,902	$421,236	$431,221

Involuntary Termination without Cause or Termination by Executive with Good Reason prior to Change in Control
Cash severance payment	$1,104,000	$615,000	$615,000	$615,000
Accelerated Cal Dive restricted stock	575,180	143,614	200,948	210,934
Continued health, disability and life insurance benefits	12,674	12,674	1,358	8,416
Total	$1,691,854	$771,288	$817,306	$834,350

Involuntary Termination without Cause or Termination by Executive with Good Reason following Change in Control
Cash severance payment	$3,300,960	$1,230,000	$1,230,000	$1,230,000
Accelerated Cal Dive restricted stock	1,058,428	363,902	421,236	431,221
Continued health, disability and life insurance benefits	25,348	25,348	2,716	16,832
Total	$4,384,736	$1,619,250	$1,653,952	$1,678,053

PROPOSAL 2: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE
OFFICERS

Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with the rules of the SEC. This vote does not address any specific item of compensation but rather the overall compensation of our Named Executive Officers and our compensation philosophy and practices as disclosed under the "Executive Compensation" section of this Proxy Statement. This disclosure includes the CD&A and the compensation tables and accompanying narrative disclosures. Stockholders are asked to vote on the following resolution:

RESOLVED, that the stockholders of Cal Dive International, Inc. (the "Company") approve, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement for the Company's 2013 annual meeting of stockholders pursuant to Item 402 of Regulation S-K of the rules of the Securities and Exchange Commission, including the CD&A, compensation tables and narrative disclosures.

We understand that executive compensation is an important matter for our stockholders. Our core executive compensation philosophy and practice continue to be based on pay-for-performance and strongly aligns executive compensation with the long-term interests of our stockholders. In considering how to vote on this proposal, we encourage you to review all the relevant information in this Proxy Statement – our CD&A (including its Executive Summary), the compensation tables, and the rest of the narrative disclosures regarding our executive compensation program.
This advisory vote, commonly referred to as a "say-on-pay" vote, is not binding; however, our Board and the Compensation Committee value the opinion of our stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. Following the recommendation of our stockholders at our 2011 Annual Meeting, we will hold a "say-on-pay" vote at each annual meeting until the next required vote of our stockholders regarding the frequency of the "say-on-pay" vote. We invite stockholders who wish to communicate with our Board on executive compensation or any other matters to contact us as provided under "Stockholder Communications with the Board."
Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on this proposal. See "General Information about the Annual Meeting and Voting."

Our Board unanimously recommends that you vote to approve, on an advisory basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement by voting FOR this proposal.

CERTAIN TRANSACTIONS

The Board has adopted policies and procedures with respect to related party transactions, which provide that any transaction, arrangement or relationship in which the Company is or will be a participant and in which a director, executive officer or other related person has or will have a direct or indirect interest, with limited exceptions, must be reviewed and approved, or ratified, by the Audit Committee. Any such related party transactions will only be approved or ratified if the Audit Committee determines that such transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. The Audit Committee will also, on an annual basis, review and assess ongoing relationships with each related person to ensure that they continue to be in compliance with such policy. A copy of this policy is posted on our website at www.caldive.com under Corporate Governance.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our common stock. Directors, executive officers and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to us, all reports required to be filed pursuant to Section 16(a) of the Exchange Act for the fiscal year ended December 31, 2012 were filed on a timely basis.

PROPOSAL 3 – APPROVE THE CAL DIVE INTERNATIONAL, INC.
 2013 STOCK INCENTIVE PLAN
The growth and future success of our Company depends upon the efforts of its officers, directors, employees, consultants, and advisors. We believe that the proposed Cal Dive International, Inc. 2013 Stock Incentive Plan (the "Plan") combines an effective means of attracting and retaining qualified key personnel with a long-term focus on maximizing stockholder value. Upon the recommendation of the Compensation Committee, our Board has adopted the Plan, subject to stockholder approval at the Annual Meeting. The Plan is summarized below and the full text of the Plan is attached to this Proxy Statement as Appendix A. Because this is a summary, it may not contain all the information that you may consider to be important. You should read Appendix A carefully before you decide how to vote on this proposal.
Purpose of the Proposal
We believe that providing officers, directors, employees, consultants, and advisors with a proprietary interest in the growth and performance of our Company stimulates individual performance and enhances stockholder value. We also believe that a significant portion of an executive's compensation should be directly linked to our performance. Consistent with this philosophy, during 2012, 44% of our Named Executive Officers' total target compensation was delivered in the form of long-term incentive awards.
We currently grant annual long-term incentive awards to our executives and key employees and annual grants to non-employee directors under our Amended and Restated 2006 Long Term Incentive Plan (the "2006 Plan"). As of March 19, 2013, only 118,653 shares of Common Stock remain available for grant under our 2006 Plan. Provided our stockholders approve the Plan at the Annual Meeting, no additional awards will be made from the 2006 Plan. Over the last three years, we have awarded an average of 1,954,328 shares of restricted stock per year for these annual grants under our 2006 Plan. The following chart provides data on the total awards made under the 2006 Plan for the past three years:
Fiscal Year	Shares of Restricted Stock Granted #	Performance Share Units Granted #(1)	Total Dollar Value Awarded(2)
2012	2,778,546	1,230,000	$ 5,766,464
2011	1,526,446	700,576	5,488,650
2010	1,557,994	488,323	11,801,054
_______________________
(1) The awards are made pursuant to the 2006 Plan but will only pay out in cash.
(2) Calculated based on the fair value on the date of grant.

Although the number of shares required for annual grants varies based on a number of factors, including our share price at the time of grant and the size of individual grants awarded by our Compensation Committee, we do not believe that we have sufficient shares available for our long-term incentive annual grants to our executive officers and other key employees for 2013 and beyond. We believe that adoption of a new plan is necessary to provide the Company with the continued ability to attract, retain, and motivate key personnel in a manner tied to the interests of stockholders. We anticipate that the shares reserved for issuance under the Plan will be sufficient to meet our needs for approximately three years.
If the Plan is not approved by stockholders, the Company may be required to significantly increase the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees. Replacing equity awards with cash awards would not only misalign our executive and stockholder interests, it would also increase cash compensation expense and use cash that could be reinvested in our business.

Key Plan Provisions
The Plan has several provisions designed to protect stockholder interests and promote effective corporate governance, including the following:
•	the Plan prohibits granting stock options and stock appreciation rights with an exercise price or base price less than the fair market value of a share of stock on the date of grant;
•	the Plan prohibits the repricing of any stock option or stock appreciation right without stockholder approval;
•	options and stock appreciation rights are subject to a minimum three-year vesting requirement (although incremental vesting is permitted), except for awards made to non-employee directors;
•
awards under the Plan are expressly subject to recovery if the Company's financial statements are restated within a three-year period following payout of the Incentive and the participant is determined to be responsible, in whole or in part, for the restatement, or if the award is subject to any policy the Company adopts pursuant to SEC or NYSE requirements;

•
no more than 480,000 shares of Company stock may be granted as full value awards (restricted stock, restricted stock units, and other stock-based awards) without compliance with certain minimum vesting conditions, except for awards made to non-employee directors and grants made in payment of cash awards under our annual incentive plan;

•	if stock appreciation rights are paid in stock, each right paid is counted as a whole share used;
•	material amendments of the Plan require stockholder approval; and
•	awards under the Plan are administered by the Compensation Committee, an independent committee of our Board.
Other Company policies that help align the interests of our directors and officers with those of our stockholders include our policies that prohibit our directors and Named Executive Officers from hedging or pledging our common stock, and our minimum stock ownership guidelines for our directors and officers. See "CD&A – Anti-Hedging/Anti-Pledging Policies"; and "CD&A – Stock Ownership Guidelines."
Terms of the Plan
Administration of the Plan. The Compensation Committee of our Board (or a subcommittee thereof) will generally administer the Plan, and has the authority to make awards under the Plan and to set the terms of the awards. The Compensation Committee will also generally have the authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for proper administration of the Plan. Subject to the limitations specified in the Plan, the Compensation Committee may delegate its authority to appropriate officers of our Company with respect to grants to employees or consultants who are not subject to Section 16 of the Exchange Act.
Eligibility. Officers, directors, key employees of our Company and consultants and advisors to our Company will be eligible to receive awards ("Incentives") under the Plan when designated as participants. We currently have four executive officers and four non-employee directors who are eligible to receive Incentives under the Plan. In addition, approximately 65 key employees participate in the 2006 Plan. Incentives under the Plan may be granted in any one or a combination of the following forms:
•	incentive stock options under Section 422 of the Code;
•	non-qualified stock options;
•	restricted stock;
•	restricted stock units;
•	stock appreciation rights; and
•	other stock-based awards.

Each type of Incentive is discussed in greater detail in "Types of Incentives" below.
Shares Issuable Through the Plan. A total of 4,800,000 shares of our common stock are authorized to be issued under the Plan, representing approximately 4.9% of our outstanding common stock as of March 15, 2013. The closing sale price of a share of our common stock, as quoted on the NYSE on March 15, 2013, was $1.86.
Dilution. If the Plan is approved, the overall dilutive effect of our equity award program would be approximately 8.36% of our fully diluted shares outstanding, not including any shares that might be issued upon conversion of our Notes. The Notes are only dilutive to the extent that we generate net income and our average stock price exceeds the conversion price of the Notes of $2.24 per share.
Limitations and Adjustments to Shares Issuable Through the Plan. The Plan limits the Incentives granted to any single participant in a fiscal year to no more than 500,000 shares of our common stock. Grants of restricted stock, restricted stock units, or other stock-based awards are generally subject to minimum vesting periods, except that grants of up to an aggregate of 480,000 shares may be made without compliance with these minimums. These minimum vesting periods, as well as certain exceptions to the minimum vesting periods, are discussed below under "Restricted Stock." The maximum number of shares that may be issued upon exercise of options intended to qualify as incentive stock options under the Code is one million. The maximum value of an other stock-based award that is valued in dollars (whether or not paid in shares) and scheduled to be paid out to any single participant in any fiscal year is $1 million.
For purposes of determining the maximum number of shares of common stock available for delivery under the Plan, shares that are not delivered because an Incentive is forfeited, canceled or settled in cash will not be deemed to have been delivered under the Plan. With respect to stock appreciation rights paid in shares, all shares to which the stock appreciation rights relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise.
Proportionate adjustments will be made to all of the share limitations provided in the Plan, including shares subject to outstanding Incentives, in the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other change in the shares of common stock. In addition, the exercise price of any outstanding options, the base price of any stock appreciation right, and any performance goals will also be adjusted if necessary to provide participants with the same relative rights before and after the occurrence of any such event.
Amendments to the Plan. Our Board may amend or discontinue the Plan at any time. However, our stockholders must approve any amendment that would:
•	materially increase the number of issuable shares;
•	materially increase the benefits accruing to participants;
•	materially expand the classes of persons eligible to participate;
•	expand the types of awards available for grant;
•	materially extend the term of the Plan;
•	reduce the price at which common stock may be offered through the Plan; or
•	permit the repricing of an option or stock appreciation right.
No amendment or discontinuance of the Plan may materially impair any previously granted Incentive without the consent of the recipient.
Term of the Plan. No Incentives may be granted under the Plan more than ten years after the date the Plan is approved by our stockholders.

Incentive Agreements. Grants of Incentives will be subject to the terms and conditions of the Plan and may also be subject to additional restrictions imposed by the Compensation Committee and detailed in an Incentive agreement between the Company and the participant. The agreement may include provisions requiring the forfeiture of outstanding Incentives in the event of the participant's termination of employment or, in the case of performance-based grants, if applicable goals or targets are not met.
Recovery Policy. Each Incentive agreement shall include a provision requiring the recovery of the Incentive if a restatement occurs within three years following the final payout of the Incentive and the participant was determined to be responsible (in whole or in part) for the restatement, or if the Incentive is subject to any clawback policy the Company adopts as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act.
Types of Incentives. Each type of Incentive that may be granted under the Plan is described below.
Stock Options. A stock option is a right to purchase shares of common stock from the Company. The Compensation Committee will determine the number and exercise price of the options and when the options become exercisable. However, the option exercise price may not be less than the fair market value of a share of common stock on the date of grant, except for an option granted in substitution of an outstanding award in an acquisition transaction. The term of an option will also be determined by the Compensation Committee, but may not exceed ten years. Except for options granted to non-employee directors, the minimum vesting period for options is three years (with incremental vesting permitted). The Compensation Committee may accelerate the exercisability of any stock option at any time. As noted above, the Compensation Committee may not, without the prior approval of our stockholders, decrease the exercise price for any outstanding option after the date of grant. In addition, an outstanding option may not, as of any date that the option has a per share exercise price that is greater than the then current fair market value of a share of common stock, be surrendered to us as consideration for the grant of a new option with a lower exercise price, another Incentive, a cash payment or shares of common stock, unless approved by our Company's stockholders. The Plan permits the Compensation Committee to grant both non-qualified and incentive stock options. Incentive stock options will be subject to certain additional requirements necessary in order to qualify as incentive stock options under Section 422 of the Code.
The option exercise price may be paid in cash, by check, in shares of common stock, through a "cashless" exercise arrangement with a broker approved by our Company, through a net exercise procedure (if approved by the Compensation Committee), or in any other manner authorized by the Compensation Committee.
Restricted Stock. Shares of restricted stock are shares of common stock granted by the Compensation Committee and made subject to certain restrictions on sale or other transfer by the recipient during a particular period of time (the restricted period). The restricted period must be a minimum of three years with the following exceptions: shares vesting based on the attainment of performance goals, shares granted to non-employee directors, and shares issued in payment of amounts earned under our annual incentive plan. The Plan permits incremental vesting of portions of the award over the three-year period. If vesting of the shares is subject to the future attainment of specified performance goals, the restricted period for employees, consultants, or advisors must be at least one year. In addition to these exceptions, an aggregate total of 480,000 shares of restricted stock, restricted stock units, or other stock-based awards may be granted under the Plan without compliance with these minimum vesting periods. Subject to the restrictions provided in the applicable Incentive agreement and the Plan, a participant receiving restricted stock may have all of the rights of a stockholder as to such shares, however, any dividends that are payable on those shares during the restricted period will accrue and be payable to the participant only when, and to the extent that, the related shares of restricted stock vest.
Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from our Company one share of common stock on a specific future vesting or payment date. Restricted stock units are subject to the same minimum vesting requirements and exceptions described above for restricted stock. Subject to the restrictions provided in the applicable Incentive agreement and the Plan, a participant receiving RSUs has no rights as a stockholder as to such units until shares of common stock are issued to the participant. Restricted stock units may be granted with dividend equivalent rights; however, any cash, shares, or other property that are payable pursuant to those rights during the vesting period will accrue and be payable only when, and to the extent that, the related RSU vests.

Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to us, a number of shares of common stock determined by dividing the product of the number of shares for which the stock appreciation right is exercised and the amount of the appreciation in each share by the fair market value of a share on the date of exercise. The Compensation Committee will determine the base price used to measure share appreciation, which may not be less than the fair market value of a share of common stock on the date of grant, whether the right may be paid in cash, and the number and term of stock appreciation rights, provided that the term of a SAR may not exceed ten years. Except for SARs granted to non-employee directors, the minimum vesting period for SARs is three years (with incremental vesting permitted). The Compensation Committee may accelerate the exercisability of any SAR at any time. The Plan restricts decreases in the base price and certain exchanges of SARs on terms similar to the restrictions described above for options.
Other Stock-Based Awards. The Plan also permits the Compensation Committee to grant to participants awards of shares of common stock and other awards that are denominated in, payable in, valued in whole or in part by reference to, or are otherwise based on the value of, or the appreciation in value of, shares of common stock (other stock-based awards). The Compensation Committee has discretion to determine the times at which such awards are to be made, the size of such awards, the form of payment, and all other conditions of such awards, including any restrictions, deferral periods or performance requirements. Other stock-based awards are subject to the same minimum vesting requirements and exceptions as described above for restricted stock and restricted stock units. If the other stock-based award is granted with dividend or dividend equivalent rights, those benefits will accrue and be paid out only when, and to the extent that, the other stock-based award vests.
Performance-Based Compensation Under Section 162(m). Performance-based compensation that meets the requirements of Section 162(m) of the Code does not count toward the $1 million limit on our Company's federal income tax deduction for compensation paid to its most highly compensated executive officers. Stock options and stock appreciation rights granted in accordance with the terms of the Plan should qualify as performance-based compensation under Section 162(m) of the Code.
Grants of restricted stock, restricted stock units, or other stock-based awards that we intend to qualify as performance-based compensation under Section 162(m) must be conditioned upon the achievement of pre-established performance goals as well as other applicable requirements of Section 162(m). The pre-established performance goals, as provided in the Plan, will be based upon any or a combination of the following criteria relating to our Company or one or more of our divisions, subsidiaries, segments, or lines of business: earnings per share; an economic value-added measure; stockholder return or total stockholder return; earnings or earnings before interest, income taxes, and depreciation and amortization; stock price; return on equity; return on assets or net assets; return on total capital; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; or safety. For any performance period, the performance goals may be measured on an absolute basis or relative to a group of peer companies selected by the compensation committee, relative to internal goals or relative to levels attained in prior years. Performance measurements may be adjusted as specified under the Plan to exclude the effects of non-recurring transactions or changes in accounting standards.
Our Compensation Committee has authority to use different targets from time to time within the scope of the performance goals as provided in the Plan and listed above. The regulations under Section 162(m) require that the material terms of the performance goals be re-approved by our stockholders every five years.
Termination of Employment or Service. If a participant ceases to be an employee of our Company or to provide services to us for any reason, including death, disability, early retirement or normal retirement, any outstanding Incentives may be exercised, will vest, or will expire at such times as may be determined by the Compensation Committee and as provided in the applicable Incentive agreement.
Change of Control. In the event of a change of control of our Company, as defined in the Plan or in an Incentive agreement, and if determined by the Compensation Committee and so provided in the Incentive agreement, all Incentives will become fully vested and exercisable, all restrictions or limitations on any Incentives will lapse and, unless otherwise provided in the Incentive agreement, all performance criteria and other conditions relating to the payment of Incentives will generally be deemed to have been achieved.

In addition, upon a change of control, our Compensation Committee will have the authority to take a variety of actions regarding outstanding Incentives. Within a certain time frame and under specific conditions, our Compensation Committee may:
•	accelerate the vesting of any Incentives that did not automatically accelerate under the Plan or the applicable Incentive agreement;
•	require that all outstanding options, SARs, or other stock-based awards be exercised by a certain date;
•
require the surrender to our Company of some or all outstanding Incentives in exchange for a stock or cash payment for each Incentive equal in value to the per share change of control value, calculated as described in the Plan, over the exercise or base price;

•	make any equitable adjustment to outstanding Incentives as our Compensation Committee deems necessary to reflect our corporate changes; or
•
provide that an Incentive shall become an Incentive relating to the number and class of shares of stock or other securities or property (including cash) to which the participant would have been entitled in connection with the change of control transaction if the participant had been a stockholder.

Transferability of Incentives. The Incentives awarded under the Plan may not be transferred except (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order (as defined in the Code), or (d) as to options only, if permitted by the Compensation Committee and so provided in the applicable Incentive agreement, to immediate family members or to a partnership, limited liability company or trust for which the sole owners, members, or beneficiaries are the participant or immediate family members.
Payment of Withholding Taxes. We may withhold from any payments or stock issuances under the Plan, or collect as a condition of payment, any taxes required by law to be withheld. The participant may, but is not required to, satisfy his or her withholding tax obligation by electing to deliver currently owned shares of common stock or to have our Company withhold shares from the shares the participant would otherwise receive, in either case having a value equal to the minimum amount required to be withheld. This election must be made prior to the date on which the amount of tax to be withheld is determined and for participants who are not subject to Section 16 of the Exchange Act, is subject to the Compensation Committee's right of disapproval.
Awards to Be Granted
If our stockholders approve the Plan at the Annual Meeting, grants of awards to employees, officers, directors, consultants, and advisors will be made in the future by the Compensation Committee as it deems necessary or appropriate.
Federal Income Tax Consequences
The federal income tax consequences related to the issuance of the different types of Incentives that may be awarded under the Plan are summarized below. Participants who are granted Incentives under the Plan should consult their own tax advisors to determine the tax consequences based on their particular circumstances.
Stock Options. Normally, a participant who is granted a stock option will not realize any income nor will our Company normally receive any deduction for federal income tax purposes in the year the option is granted.
When a non-qualified stock option granted under the Plan is exercised, the participant will realize ordinary income measured by the difference between the aggregate purchase price of the shares acquired and the aggregate fair market value of the shares acquired on the exercise date and, subject to the limitations of Section 162(m) of the Code, we will be entitled to a deduction in the year the option is exercised equal to the amount the participant is required to treat as ordinary income.

An employee generally will not recognize any income upon the exercise of any incentive stock option, but the excess of the fair market value of the shares at the time of exercise over the option price will be an item of tax preference that may, depending on particular factors relating to the employee, subject the employee to the alternative minimum tax imposed by Section 55 of the Code. The alternative minimum tax is imposed in addition to the federal individual income tax, and it is intended to ensure that individual taxpayers do not completely avoid federal income tax by using preference items. An employee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an incentive stock option, provided the employee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the incentive stock option (the holding periods). An employee disposing of such shares before the expiration of the holding periods will recognize ordinary income generally equal to the difference between the option price and the fair market value of the stock on the date of exercise. Any remaining gain will be capital gain. Our Company will not be entitled to a federal income tax deduction in connection with the exercise of an incentive stock option, except where the employee disposes of the shares received upon exercise before the expiration of the holding periods.
If the exercise price of a non-qualified option is paid by the surrender of previously owned shares, the basis and the holding period of the previously owned shares carry over to the same number of shares received in exchange for the previously owned shares. The compensation income recognized on exercise of these options is added to the basis of the shares received. If the exercised option is an incentive stock option and the shares surrendered were acquired through the exercise of an incentive stock option and have not been held for the holding periods, the optionee will recognize income on such exchange and the basis of the shares received will be equal to the fair market value of the shares surrendered. If the applicable holding period has been met on the date of exercise, there will be no income recognition, the basis and the holding period of the previously owned shares will carry over to the same number of shares received in exchange, and the remaining shares will begin a new holding period and have a zero basis.
Restricted Stock. Unless the participant makes an election to accelerate recognition of the income to the date of grant (as described below), the participant will not recognize income, and we will not be allowed a tax deduction at the time the restricted stock award is granted. When the restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the shares as of that date, and we will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m) of the Code. If the participant files an election under Section 83(b) of the Code within 30 days of the date of grant of restricted stock, the participant will recognize ordinary income as of the date of the grant equal to the fair market value of the stock as of that date, and our Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Section 162(m). Any future appreciation in the stock will be taxable to the participant at capital gains rates. If the stock is later forfeited, however, the participant will not be able to recover the tax previously paid pursuant to a Section 83(b) election.
Restricted Stock Units. A participant will not be deemed to have received taxable income upon the grant of restricted stock units. The participant will be deemed to have received taxable ordinary income at such time as shares are distributed with respect to the restricted stock units in an amount equal to the fair market value of the shares distributed to the participant. Upon the distribution of shares to a participant with respect to restricted stock units, we will ordinarily be entitled to a deduction for federal income tax purposes in an amount equal to the taxable ordinary income of the participant, subject to any applicable limitations under Section 162(m) of the Code. The basis of the shares received will equal the amount of taxable ordinary income recognized by the participant upon receipt of such shares.
Stock Appreciation Rights. Generally, a participant who is granted a SAR under the Plan will not recognize any taxable income at the time of the grant. The participant will recognize ordinary income upon exercise equal to the amount of cash or the fair market value of the stock received on the day it is received.
In general, there are no federal income tax deductions allowed to our Company upon the grant of SARs. Upon the exercise of the SAR, however, we will be entitled to a deduction equal to the amount of ordinary income that the participant is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under Section 162(m).
Other Stock-Based Awards. Generally, a participant who is granted an other stock-based award under the Plan will recognize ordinary income at the time the cash or shares associated with the award are received. If stock is received, the ordinary income will be equal to the excess of the fair market value of the stock received over any amount paid by the participant in exchange for the stock.

In the year that the participant recognizes ordinary taxable income in respect of such award, we will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that the participant is required to recognize, provided that the deduction is not otherwise disallowed under Section 162(m).
Tax Consequences of a Change of Control. If, upon a change of control of our Company, the exercisability, vesting, or payout of an Incentive is accelerated, then on the date of the change of control any excess of the fair market value of the shares or cash issued under accelerated Incentives over the purchase price of such shares may be characterized as "parachute payments" (within the meaning of Section 280G of the Code) if the sum of such amounts and any other such contingent payments received by the employee exceeds an amount equal to three times the "base amount" for such employee. The base amount generally is the average of the annual compensation of the employee for the five years preceding such change in ownership or control. An "excess parachute payment," with respect to any employee, is the excess of the parachute payments to such person, in the aggregate, over and above such person's base amount. If the amounts received by an employee upon a change of control are characterized as parachute payments, the employee will be subject to a 20% excise tax on the excess parachute payment and we will be denied any deduction with respect to such excess parachute payment.
The foregoing discussion summarizes the federal income tax consequences of Incentives that may be granted under the Plan based on current provisions of the Code, which are subject to change. This summary does not cover any foreign, state or local tax consequences.
EQUITY COMPENSATION PLAN INFORMATION

The table below provides information relating to our equity compensation plans as of December 31, 2012:
	Number of Securities
	to Be Issued upon		Weighted-Average	Number of Securities
	Exercise of Outstanding		Exercise Price of	Remaining Available
	Options, Warrants		Outstanding Options,	for Future Issuance under
Plan Category	and Rights		Warrants and Rights	Compensation Plans
Equity compensation plans approved by security holders:
Amended and Restated 2006 Long Term Incentive Plan (1)	20,296	(2)	$33.24	115,129	(3)
Employee Stock Purchase Plan (4)	—		—	72,244	(4)
Equity compensation plans not approved by security holders:	—		—	—
Total	20,296		$33.24	187,373
_______________________
(1)	The 2006 Plan, which was approved by our stockholders at our 2007 Annual Meeting, provides that we may grant up to 9,000,000 shares of our common stock in the form of options, restricted stock or restricted stock units subject to the terms and conditions of the 2006 Plan.

(2)	Represents 20,296 shares issuable upon the exercise of outstanding stock options, all of which expired in accordance with their terms on March 19, 2013. Does not include 2,152,483 performance share units issued under the 2006 Plan but which will only pay out in cash.

(3)	All of the shares reported are available for grant as options, restricted stock or restricted stock units. Between December 31, 2012 and the record date, March 15, 2013, no new options were issued, no new restricted stock units were issued, 16,722 shares of restricted stock were awarded pursuant to the 2006 Plan, and no shares of restricted stock were forfeited upon terminations of employment, resulting in 98,407 shares remaining available for issuance under the 2006 Plan as of March 15, 2013. On March 19, 2013, all 20,296 options issued under the 2006 Plan expired in accordance with their terms, resulting in 118,653 shares remaining available for issuance under the 2006 Plan as of March 19, 2013. Provided our stockholders approve the Plan at the Annual Meeting, no additional awards will be made from the 2006 Plan.

(4)	The Employee Stock Purchase Plan, which was approved by Helix when Helix was our sole stockholder, was suspended indefinitely in January 2010.

Vote Required
Approval of the Plan requires the affirmative vote of a majority of votes cast, provided the total vote cast on this proposal represents over 50% of all shares of our common stock.

Our Board unanimously recommends a vote "FOR" approval of the
 Cal Dive International, Inc. 2013 Stock Incentive Plan.

PROPOSAL 4 – APPROVE THE ISSUANCE OF UP TO 46,122,990 SHARES OF OUR COMMON STOCK UPON CONVERSION OF OUR 5.00% CONVERTIBLE SENIOR NOTES DUE 2017
During 2012, we were successful in issuing $86.25 million of 5.00% convertible senior notes due 2017, the net proceeds of which were used to repay a significant portion of our secured term debt, which provided the Company with additional financial flexibility by replacing secured term debt with unsecured debt. The Notes are not presently convertible, but upon conversion, we will pay or deliver, at our election, cash, shares of our common stock or a combination of cash and shares. It is our intention to settle the principal amount of the Notes in cash and the conversion premium in shares of our common stock. But, if we were to settle the conversion of all of the Notes solely in shares of our common stock, we would need to issue a total of 38,435,829 shares or, in the case of a conversion in connection with certain significant corporate transactions, a total of 46,122,990 shares. NYSE rules limit the number of shares we can issue upon conversion of the Notes without obtaining stockholder approval to 20% of the number of shares of common stock outstanding on the date of issuance of the Notes, or 19,122,901 shares. In order to maximize our financial flexibility and liquidity, and as required by NYSE listing rules, we are seeking stockholder approval to issue up to 46,122,990 shares (the "Maximum Number") of common stock upon the conversion of the Notes.
Purpose of the Proposal
In July 2012, we issued $86,250,000 aggregate principal amount of the Notes. The Notes were issued pursuant to an indenture, dated as of July 18, 2012 (the "Indenture"), among the Company, certain subsidiary guarantors, and The Bank of New York Mellon Trust Company, N.A., as trustee. The descriptions of the Indenture and the Notes (and the Purchase Agreement pursuant to which the Notes were issued) contained in this proposal are qualified in their entirety by reference to the complete text of the Purchase Agreement and Indenture, copies of which were attached as Exhibits 10.1 and 10.2, respectively, to the Company's Current Report on Form 8-K dated July 18, 2012, and are incorporated by reference herein.
Prior to April 15, 2017, holders of the Notes may not convert their Notes except under certain circumstances described in the Indenture relating to (i) the price of our common stock, (ii) the price of the Notes or (iii) upon the occurrence of specified corporate events. On or after April 15, 2017 until the maturity date of July 15, 2017, holders may convert all or a portion of their Notes at any time at an initial conversion rate of 445.6328 shares of our common stock per $1,000 principal amount of Notes (which is equivalent to an initial conversion price of approximately $2.24 per share of our common stock and represents an approximately 20% premium over the closing sale price of our common stock on July 12, 2012, which was $1.87 per share.) We will settle the conversion, at our election, in cash, shares of our common stock or a combination of cash and shares. If we were to elect to settle conversion of all of the Notes solely in shares of our common stock, we would be required to issue a total of 38,435,829 shares (the "Underlying Number").

Upon the occurrence of certain significant corporate transactions, holders who convert their Notes in connection with a change of control of our Company (as defined in the Indenture) may be entitled to a make-whole premium in the form of an increase in the conversion rate. However, in no event will the conversion rate exceed 534.7593 shares of common stock per $1,000 principal amount of Notes. Therefore, the Maximum Number represents the maximum number of shares of our common stock that could be issued upon conversion of all of the Notes assuming (i) that we elect to settle the conversion solely in shares of our common stock and (ii) that such conversion occurs in connection with a change of control transaction where the maximum make-whole premium applies.

We are required under section 312.03(c) of the NYSE Listed Company Manual to obtain stockholder approval prior to issuing shares of common stock equal to or in excess of 20% of the number of shares of common stock outstanding as of the date of issuance of the additional shares (or the securities convertible into or exercisable for common stock). On July 18, 2012, the first date of issuance of the Notes, we had 96,094,981 shares of common stock outstanding and the Maximum Number represents 48% of that number of outstanding shares. Therefore, we are seeking stockholder approval to allow for the issuance of the Maximum Number upon the conversion of the Notes.

The Notes represent indebtedness of the Company regardless of whether we are able to fully settle the obligation in shares of common stock. If stockholders approve this proposal, we will have the ability to fully settle Notes by issuing shares of common stock. However, if stockholders do not approve this proposal, then in accordance with the terms of the Notes, the maximum number of shares we will be able to deliver upon conversion of the Notes is 19,122,901, which represents 19.9% of the total number of shares that were outstanding on the first date of issuance of the Notes. We would be required to satisfy the remainder of the obligation in cash. We may not have sufficient cash on hand to pay such obligation and may default on the Notes, which would cause a cross default under our senior secured credit facility, or it may have a significant negative effect on our available capital resources and liquidity which may require us to borrow additional amounts pursuant to terms that are not favorable to us, if such financing is then available to us.
In addition, as long as we are unable to settle the conversion feature of the Notes fully in shares of our common stock, we are required to recognize the conversion premium as a derivative liability on our balance sheet that must be recorded at fair value separate from the underlying debt instrument. Changes in the fair value of the derivative liability are recognized in earnings. Assumptions used to model the estimated fair value of the derivative liability include our stock price and its volatility. Small changes in our stock price can cause significant losses or gains that are unrelated to our actual operating results, which can in turn cause additional volatility in our stock price.
If stockholders approve this proposal, we will reassess the classification of the conversion premium as of the date of stockholder approval, and if equity classification is permitted, we will reclassify the derivative liability to equity on our consolidated balance sheet. Once the conversion premium is classified to equity, no further changes in fair value will be made through our earnings. Accordingly, marked-to-market adjustments similar to the large non-cash gains and losses we recorded during the third and fourth quarters of 2012 (and will record in the first quarter of 2013) will no longer be recorded in our consolidated statement of operations. However, all prior gains and losses recorded for the changes in far value of the conversion premium during the period prior to stockholder approval will not be reversed.
Although we are seeking stockholder approval of the issuance of the Maximum Number to secure for our Company maximum financial flexibility and liquidity, it is not our intent to issue the Maximum Number or even the Underlying Number of shares of our common stock upon conversion of the Notes. It is our intention to settle the principal amount of the Notes in cash and the conversion premium in shares of our common stock. For example, assuming the Notes were presently convertible and that our common stock was trading at our 52 week high of $4.00 per share (representing a 79% increase over the conversion price of $2.24, and a 121% increase over the closing sale price of our common stock on February 28, 2013 of $1.81), we would issue only 16,911,765 shares to settle the conversion premium. The following chart shows the number of shares of our common stock that would be required to be issued to settle the conversion premium at the assumed stock prices indicated, assuming conversion of all of the Notes in the ordinary course not in connection with a change of control transaction:

Assumed Share Price	Shares to be Issued
$2.24	0
$2.50	3,997,326
$3.00	9,737,077
$3.50	13,836,898
$4.00	16,911,765
$4.50	19,303,327
$5.00	21,216,578
$5.50	22,781,964
$6.00	24,086,453
$7.00	26,136,364
$8.00	27,673,797
$9.00	28,869,578
$10.00	29,826,203

Terms of the Notes
The Notes are general unsecured and unsubordinated obligations of the Company, with interest payable semiannually at a rate of 5.00% per annum. The Notes will mature on July 15, 2017, unless earlier converted or purchased by the Company in accordance with their terms. The Notes are convertible at the option of the holders of the Notes under certain conditions described below and in the Indenture. Upon conversion of the Notes, the Company will pay or deliver, as the case may be, cash, shares of the Company's common stock, or a combination thereof, at the Company's election.
Prior to the close of business on the business day immediately preceding April 15, 2017, holders may convert their Notes only if one or more of the following conditions has been satisfied:
•
during any calendar quarter (and only during such calendar quarter) commencing after September 30, 2012, if, for at least 20 trading days (whether or not consecutive) during the 30 consecutive trading day period ending on the last trading day of the immediately preceding calendar quarter, the closing sale price of the common stock for such trading day is greater than or equal to 120% of the conversion price for the Notes on such trading day;

•
during the five consecutive business day period immediately following any five consecutive trading day period (the "Measurement Period") in which, for each trading day of such Measurement Period, the trading price per $1,000 principal amount of Notes for such trading day was less than 98% of the product of the closing sale price of the common stock on such trading day and the conversion rate for the Notes on such trading day;

•
the Company elects to issue to all or substantially all holders of the common stock, for a period of no more than 60 calendar days, rights, options or warrants entitling them to subscribe for shares of common stock at a price per share less than the average of the closing sale price of the common stock for the preceding ten consecutive day trading period; or distribute to all or substantially all of the holders of common stock assets, debt securities or the right to purchase debt securities, which distribution has a per share value 10% in excess of the closing sale price of the common stock on the immediately preceding trading day; or

•	upon the occurrence of specified corporate transactions described in the Indenture.
From, and including, April 15, 2017 to, and including, the close of business on the business day immediately preceding the maturity date for the Notes, a holder may convert all or a portion of its Notes, in principal amounts equal to $1,000 or an integral multiple in excess thereof, regardless of the foregoing conditions.
Holders of the Notes who convert their Notes in connection with a make-whole fundamental change, as defined in the Indenture, may be entitled to a make-whole premium in the form of an increase in the conversion rate for the Notes by a number of additional shares of common stock. Additionally, in the event of a fundamental change, as defined in the Indenture, the holders of the Notes may require the Company to purchase all or a portion of their Notes for cash at a purchase price equal to 100% of the principal amount of Notes to be purchased, plus accrued and unpaid interest, if any, to, but excluding, the relevant fundamental change purchase date.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of votes cast, provided the total vote cast on this proposal represents over 50% of all shares of our common stock.
Our Board unanimously recommends a vote "FOR" approval of this proposal.

PROPOSAL 5 – APPROVE AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
We are seeking stockholder approval of an amendment to our Amended and Restated Certificate of Incorporation (our "charter") to remove Article XII, which currently limits foreign ownership and control of the Company's capital stock and the foreign status of certain officers and directors.
Purpose of the Proposal
The Jones Act generally requires the transportation of merchandise or personnel between two U.S. points (defined as "coastwise trade") to be performed by vessels that have a coastwise trade endorsement. To obtain such an endorsement, a vessel must (i) have been built in the U.S., (ii) be continuously U.S. flagged from the date it commences operations, and (iii) be owned by a U.S. citizen. Under the Shipping Act, 1916, the Merchant Marine Act, 1920, and the Merchant Marine Act, 1936, all as amended, and the regulations promulgated thereunder (the "U.S. Maritime Laws"), a corporation qualifies as a U.S. citizen for coastwise trade purposes under the Jones Act if at least 75% of its outstanding stock is owned by U.S. citizens, and its Chief Executive Officer and a majority of its Board of Directors are U.S. citizens. When our Company was first formed as a separate entity, all of our business operations were conducted on the United States Gulf of Mexico Outer Continental Shelf (or, "OCS"). The restrictions set forth in Article XII of our charter are no more restrictive than what is required by the U.S. Maritime Laws, but simply give our Company, which is publicly traded, a mechanism for ensuring our ability to comply with the U.S. citizenship requirements of those laws.
The activities that constitute "coastwise trade" are subject to interpretation by the U.S. Customs and Border Protection Agency. Based on existing guidance from this agency, our Company's core business operations on the OCS do not constitute coastwise activities, and in fact, more than half of our fleet of vessels with which we perform our core services, including all of our more capable dynamic positioning vessels, are foreign flagged, and thus clearly do not qualify for a coastwise endorsement. However, there are activities incidental to our core operations that may be considered to constitute coastwise trade, and we carry out those activities by either using our vessels that have a coastwise endorsement or by chartering coastwise vessels owned by third parties. If any activities that constitute coastwise trade were to be performed by non-coastwise endorsed vessels, we would be subject to fines and penalties under the U.S. Maritime Laws.
Although our activities that constitute coastwise activities have always been minimal, we have sought to assure our coastwise eligibility because prior to acquisitions we made in 2006 and 2007, all of our operations were conducted in the U.S. Gulf of Mexico, and the coastwise endorsement gave us greater convenience and flexibility in covering all aspects of the projects we conducted. However, these activities were never material to our operations, and even if none of our vessels were eligible for a coastwise endorsement, the incremental cost of using a third party's vessels to perform any coastwise tasks would be immaterial. Additionally, as we have expanded our operations internationally, the small benefit we receive from having a coastwise qualification has continued to diminish.
As we reported in our Annual Report on Form 10-K for the year ended December 31, 2012, fiscal 2012 was the first year in our history in which our international revenues exceeded our U.S. domestic revenues, and it is part of our strategic plan to continue to reduce our exposure to the U.S. Gulf of Mexico by expanding our international business. Further, in 2012 our management took several actions in response to the challenging market conditions we have experienced in the U.S. Gulf of Mexico over the last three years. Among those actions were efforts to maximize our Company's ability to access capital from any available source, including foreign investors. To that end, our Board has unanimously approved and recommended to our stockholders an amendment to our charter to remove the limitations on foreign ownership required to maintain a coastwise endorsement. Although the elimination from our charter of these restrictions on foreign ownership will increase our financial flexibility by enabling the Company to seek, if necessary, capital from foreign investors, the Company has no current capital raising initiatives or plans. Additionally, to the extent that the current restrictions on foreign ownership have suppressed the ability of our stockholders to find buyers for their shares, the elimination of these restrictions may improve the marketability of those shares.

If this proposal is approved by our stockholders, the amendment would become effective upon the filing of the certificate of amendment with the Secretary of State of the State of Delaware, which we would do promptly after the Annual Meeting. This amendment to our charter would not automatically result in the loss of our coastwise endorsement. As long as we continue to meet the citizenship requirements of the U.S. Maritime Laws, we will continue to enjoy the endorsement for those of our U.S. flagged vessels that currently hold it. Should we no longer meet the citizenship requirements for a coastwise endorsement in the future, we will take all appropriate steps to ensure that those of our vessels that previously operated under coastwise endorsements no longer participate in coastwise activities. The proposed certificate of amendment to our charter is attached to this Proxy Statement as Appendix B.
Vote Required
Approval of this proposal requires the affirmative vote of a majority of the total voting power of our common stock.
Our Board unanimously recommends a vote "FOR" approval of the amendment to our Amended and Restated Certificate of Incorporation.

REPORT OF THE AUDIT COMMITTEE

Management has the primary responsibilities for the financial statements and the accounting and financial reporting processes, including the Company's system of disclosure controls and procedures and internal control over financial reporting. The Audit Committee oversees the Company's accounting and financial reporting processes and the audit of our financial statements on behalf of the Board.
In this context, the Audit Committee has met and held discussions with management and the Company's internal auditors and Ernst & Young LLP, the Company's independent registered public accounting firm. Management represented to the Audit Committee that the Company's audited financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of and for the periods presented in the financial statements. The Audit Committee has reviewed and discussed the audited financial statements with management and Ernst & Young LLP. The Audit Committee discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards (SAS) No. 61, Communication with Audit Committees, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board, or PCAOB, in Rule 3200T.
In addition, the Audit Committee has discussed with Ernst & Young LLP such firm's independence from the Company and management, including the matters in the written disclosures received from such firm to the Audit Committee regarding the auditors' independence required by PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence. Ernst & Young LLP has represented to the Company that they are independent under applicable rules of the Securities and Exchange Commission.
The Audit Committee has discussed with the internal auditors and Ernst & Young LLP the overall scope and plans for their respective audits. The Audit Committee has met with the internal auditors and Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls over financial reporting and the overall quality of the Company's financial reporting.
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the consolidated audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE:
John T. Mills, Chairman
John B. Reed
Todd A. Dittmann

PROPOSAL 6: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
 FOR YEAR ENDING DECEMBER 31, 2013

Ernst & Young LLP has served as our independent registered public accounting firm providing auditing and financial services since their engagement in fiscal 2006. Our Board of Directors has ratified the decision of the Audit Committee to appoint Ernst & Young LLP to serve as the independent registered public accounting firm to audit our financial statements for the year ending December 31, 2013. Although we are not required to seek stockholder approval of this appointment, we have decided to do so. No determination has been made as to what action the Audit Committee and the Board of Directors would take if our stockholders fail to ratify the appointment. Even if the appointment is ratified, the Audit Committee retains discretion to appoint a new independent registered public accounting firm at any time if the Audit Committee concludes such a change would be in the best interests of the Company. We expect that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. They will also be available to respond to appropriate questions.
Independent Registered Public Accounting Firm Fee Information

Fees for professional services provided by our independent registered public accounting firm for the last two fiscal years in each of the following categories are:
	2012	2011
Audit Fees(1)	$1,761,763	$1,385,337
Tax Fees(2)	—	33,063
Total	$1,761,763	$1,418,400
________________________
(1)	Audit fees consist of professional services rendered for the audit of the Company's annual consolidated financial statements.
(2)	Tax fees consist of statutory tax returns in Egypt and other related tax matters.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has adopted procedures for pre-approving certain audit and permissible non-audit services provided by the independent registered public accounting firm. These procedures include reviewing a budget for audit and permissible non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of audit and permissible non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee approval is required to exceed the budget amount for a particular category of audit or permissible non-audit services and to engage the independent registered public accounting firm for any audit or permissible non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the Securities and Exchange Commission rules on auditor independence. The Audit Committee may delegate pre-approval authority to the Chairman of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent registered public accounting firm to ensure that such services are within the parameters approved by the Audit Committee. None of the fees paid for services in 2012 were for services approved by the Audit Committee pursuant to the de minimis exception in paragraph (c)(7)(i)(C) of Rule 2-01 of Regulation S-X.
Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock present in person or represented by proxy and entitled to vote on this proposal.
Our Board of Directors recommends that stockholders vote "FOR" this proposal.

OTHER INFORMATION

Proposals and Director Nominations for 2014 Stockholders' Meeting

Under Rule 14a-8 under the Exchange Act, in order for a stockholder proposal to be considered for inclusion in our Proxy Statement for the 2014 Annual Meeting, it must be in writing and received by the Corporate Secretary at our offices no later than December 5, 2013. The proposal must comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials.
In addition, our By-laws permit stockholders to propose business to be considered and nominate directors for election at an annual stockholder meeting. To propose business or nominate a director, the stockholder must deliver a notice to the Corporate Secretary. In the case of a nomination of a director, the notice must set forth the name of the nominee and all information required to be disclosed in solicitations of proxies or otherwise required pursuant to Regulation 14A under the Exchange Act together with the nominee's written consent to serve as a director if elected. In the case of any other business that the stockholder proposes to bring before the meeting, the notice must include a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business by the stockholder proposing it. The stockholder providing such nomination or proposing business to be considered at the meeting must provide his or her name and address and class and number of voting securities held by such stockholder. Such stockholder must be a stockholder of record on the record date for the meeting and on the day the notice of the meeting is given. In addition, the stockholder must give timely notice of such nomination or other business to our Corporate Secretary no earlier than January 14, 2014 nor later than February 13, 2014. A copy of the By-laws is available from the Corporate Secretary.
All submissions to, or requests from, the Corporate Secretary should be made to our principal offices at 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042.
Other

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.
By Order of the Board of Directors

Lisa M. Buchanan
Corporate Secretary
Cal Dive International, Inc.

DIRECTIONS TO 2013 ANNUAL MEETING
2500 CityWest Boulevard
Houston, Texas 77042
(Corner of Westheimer and CityWest)

The Meeting will be held in the large conference room
 in the basement of the building.

BUSH-
INTERCONTINENTAL
AIRPORT
J.F.K. Blvd.
Beltway 8
I-45
Hardy Tollroad
US 59
US 290
Loop 610
US 90
I-10
Memorial
Woodway
Briarforest
Westheimer
DOWNTOWN
HOUSTON
US 59
I-10
Cal Dive International
2500 CityWest Blvd.
TX 225
Loop 610
Beltway 8
Broadway
I-45
S. MAIN
TX 288
Airport
HOBBY
AIRPORT
TX 35
Beltway 8

From Bush Intercontinental Airport to Cal Dive
From the airport traffic circle at the entrance, turn right (south)
onto JFK Blvd toward Beltway 8.
Turn right (west) onto Beltway 8 (expect to pay tolls).
Stay on Beltway 8 W (it becomes Sam Houston Tollway W).
Take the Westheimer Rd exit and turn right on Westheimer.
Turn right at the second street, which is CityWest Blvd.
Turn left into the plaza around the fountain in front of building and drive into the visitor parking garage.

From Hobby Airport to Cal Dive
From the airport traffic circle at the entrance, turn left (west)
onto Airport Blvd toward Telephone Rd (Hwy 35).
Turn left (south) onto Telephone Rd (Hwy 35)
Turn right (west) onto Sam Houston Tollway/Beltway 8.
Take the Westheimer Rd exit and turn left on Westheimer.
Turn right at the second street, which is CityWest Blvd.
Turn left into the plaza around the fountain in front of building and drive into the visitor parking garage.

From Downtown Houston to Cal Dive
Take I-10 West toward San Antonio.
Take the Sam Houston Tollway South Exit (Exit 756B)
and continue on Sam Houston Tollway S.
Take the Westheimer Rd exit and turn right on Westheimer.
Turn right at the second street, which is CityWest Blvd.
Turn left into the plaza around the fountain in front of building and drive into the visitor parking garage.

APPENDIX A
CAL DIVE INTERNATIONAL, INC.
 2013 STOCK INCENTIVE PLAN

1.  Purpose. The purpose of the Cal Dive International, Inc. 2013 Stock Incentive Plan (the "Plan") is to increase stockholder value and to advance the interests of Cal Dive International, Inc. ("Cal Dive") and its subsidiaries (collectively with Cal Dive, the "Company") by furnishing stock-based economic incentives (the "Incentives") designed to attract, retain, reward, and motivate key employees, officers, and directors of the Company and consultants and advisors to the Company and to strengthen the mutuality of interests between service providers and Cal Dive's stockholders. Incentives consist of opportunities to purchase or receive shares of Common Stock, $.01 par value per share, of Cal Dive (the "Common Stock") or cash valued in relation to Common Stock, on terms determined under the Plan. As used in the Plan, the term "subsidiary" means any corporation, limited liability company or other entity, of which Cal Dive owns (directly or indirectly) within the meaning of section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"), 50% or more of the total combined voting power of all classes of stock, membership interests or other equity interests issued thereby.

2.  Administration.

2.1  Composition. The Plan shall generally be administered by the Compensation Committee (the "Committee") of the Board of Directors of Cal Dive (the "Board") or by a subcommittee thereof. The Committee or subcommittee thereof that generally administers the Plan shall consist of not fewer than two members of the Board, each of whom shall (a) qualify as a "non-employee director" under Rule 16b-3 under the Securities Exchange Act of 1934 (the "1934 Act") or any successor rule and (b) qualify as an "outside director" under Section 162(m) of the Code ("Section 162(m)").

2.2  Authority. The Committee or a subcommittee thereof shall have plenary authority to award Incentives under the Plan and to enter into agreements with or provide notices to participants as to the terms of the Incentives (the "Incentive Agreements"). The Committee or a sub-committee thereof shall have the general authority to interpret the Plan, to establish any rules or regulations relating to the Plan that it determines to be appropriate, and to make any other determination that it believes necessary or advisable for the proper administration of the Plan. Committee decisions in matters relating to the Plan shall be final and conclusive on the Company and participants. The Committee may delegate its authority hereunder to the extent provided in Section 3.

3.  Eligible Participants; Delegation of Authority. Key employees, officers, and directors of the Company and persons providing services as consultants or advisors to the Company shall become eligible to receive Incentives under the Plan when designated by the Committee. With respect to participants not subject to either Section 16 of the 1934 Act or Section 162(m) of the Code, the Committee may delegate to appropriate officers of the Company its authority to designate participants, to determine the size and type of Incentives to be received by those participants, and to set and modify the terms of such Incentives; provided, however, that the resolution so authorizing any such officer shall specify the total number of Incentives such officer may so award and such actions shall be treated for all purposes as if taken by the Committee, and provided further that the per share exercise price of any options granted by an officer, rather than by the Committee, shall be equal to the Fair Market Value (as defined in Section 13.10) of a share of Common Stock on the later of the date the officer approves such grant or the date the participant's employment with or service to the Company commences. Without limiting the foregoing, the Chief Executive Officer of the Company (who also serves as a member of the Board and who, in this respect, functions as a single-member committee of the Board) is authorized to grant Incentives with respect to no more than an aggregate 100,000 shares of Common Stock per fiscal year, in connection with the promotions of employees and as inducements to hire prospective employees, provided that in each case, such employees are not, and will not become as a result of such hire or promotion, subject to the provisions of Section 16 of the 1934 Act.

4.  Types of Incentives. Incentives may be granted under the Plan to eligible participants in the forms of (a) incentive stock options, (b) non-qualified stock options, (c) restricted stock, (d) restricted stock units ("RSUs"), (e) stock appreciation rights ("SARs"), and (f) Other Stock-Based Awards (as defined in Section 10).

5.  Shares Subject to the Plan.

5.1  Number of Shares. Subject to adjustment as provided in Section 13.5, the maximum number of shares of Common Stock that may be delivered to participants and their permitted transferees under the Plan shall be 4,800,000 shares.

5.2  Share Counting. To the extent any shares of Common Stock covered by an Incentive are not delivered to a participant or permitted transferee because the Incentive is forfeited or canceled, or shares of Common Stock are not delivered because an Incentive is paid or settled in cash, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under this Plan. If an Incentive, by its terms, may only be settled in cash, then the grant, vesting, payout, and/or forfeiture of such Incentive shall have no impact on the number of shares available for grant under this Plan. In the event that shares of Common Stock are issued as an Incentive and thereafter are forfeited or reacquired by the Company pursuant to rights reserved upon issuance thereof, such forfeited and reacquired Shares may again be issued under the Plan. If shares of Common Stock are withheld from payment of an Incentive to satisfy tax obligations with respect to the Incentive, such shares of Common Stock may again be granted under the Plan. With respect to SARs, if the SAR is payable in shares of Common Stock, all shares to which the SARs relate are counted against the Plan limits, rather than the net number of shares delivered upon exercise of the SAR.

5.3  Limitations on Awards. Subject to adjustment as provided in Section 13.5, the following additional limitations are imposed under the Plan:

(a)  The maximum number of shares of Common Stock that may be issued upon exercise of stock options intended to qualify as incentive stock options under Section 422 of the Code shall be 1,000,000 shares.

(b)  The maximum number of shares of Common Stock that may be covered by Incentives granted under the Plan to any one individual during any one fiscal-year period shall be 500,000.

(c)  Restricted stock, RSUs, and Other Stock-Based Awards with respect to an aggregate of 480,000 shares of Common Stock may be granted to officers, employees, consultants, or advisors without compliance with the minimum vesting periods provided in Sections 7.2, 8.2, and 10.2.

(d)  The maximum value of an Other Stock-Based Award that is valued in dollars (whether or not paid in Common Stock) scheduled to be paid out to any one participant in any fiscal year shall be $1,000,000.

5.4  Type of Common Stock. Common Stock issued under the Plan may be authorized and unissued shares or issued shares held as treasury shares.

6.  Stock Options. A stock option is a right to purchase shares of Common Stock from Cal Dive. Stock options granted under the Plan may be incentive stock options (as such term is defined in Section 422 of the Code) or non-qualified stock options. Any option that is designated as a non-qualified stock option shall not be treated as an incentive stock option. Each stock option granted by the Committee under this Plan shall be subject to the following terms and conditions:

6.1  Price. The exercise price per share shall be determined by the Committee, subject to adjustment under Section 13.5; provided that in no event shall the exercise price be less than the Fair Market Value (as defined in Section 13.10) of a share of Common Stock on the date of grant, except in the case of a stock option granted in assumption of or substitution for an outstanding award of a company acquired by the Company or with which the Company combines. In the event that an option grant is approved by the Committee, but is to take effect on a later date, such as when employment or service commences, such later date shall be the date of grant.

6.2  Number. The number of shares of Common Stock subject to the option shall be determined by the Committee, subject to Section 5 and subject to adjustment as provided in Section 13.5.

6.3  Duration and Time for Exercise. The term of each stock option shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each stock option shall become exercisable at such time or times during its term as shall be determined by the Committee, but for options granted to officers, key employees, consultants, or advisors, such options may not become fully exercisable until the third anniversary of the date of grant, although incremental vesting over the three-year period is permitted. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any stock option at any time, in addition to the automatic acceleration of stock options (a) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (b) as described in Section 12 in the event of a Change of Control of the Company.

6.4  Repurchase. Upon approval of the Committee, the Company may repurchase a previously granted stock option from a participant by mutual agreement before such option has been exercised by payment to the participant of the amount per share by which: (a) the Fair Market Value of the Common Stock subject to the option on the business day immediately preceding the date of purchase exceeds (b) the exercise price, or by payment of such other mutually agreed upon amount; provided, however, that no such repurchase shall be permitted if prohibited by Section 6.6.

6.5  Manner of Exercise. A stock option may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of shares of Common Stock to be purchased. The exercise notice shall be accompanied by the full purchase price for such shares. The option price shall be payable in United States dollars and may be paid (a) in cash; (b) by check; (c) by delivery of or attestation of ownership of shares of Common Stock, which shares shall be valued for this purpose at the Fair Market Value on the business day immediately preceding the date such option is exercised; (d) by delivery of irrevocable written instructions to a broker approved by the Company (with a copy to the Company) to immediately sell a portion of the shares, issuable under the option and to deliver promptly to the Company the amount of sale proceeds (or loan proceeds if the broker lends funds to the participant for delivery to the Company) to pay the exercise price; (e) if approved by the Committee, through a net exercise procedure whereby the optionee surrenders the option in exchange for that number of shares of Common Stock with an aggregate Fair Market Value equal to the difference between the aggregate exercise price of the options being surrendered and the aggregate Fair Market Value of the shares of Common Stock subject to the option; or (f) in such other manner as may be authorized from time to time by the Committee.

6.6  Repricing. Except for adjustments pursuant to Section 13.5 or actions permitted to be taken by the Committee under Section 12 in the event of a Change of Control, unless approved by the stockholders of the Company, (a) the exercise or base price for any outstanding option or SAR granted under this Plan may not be decreased after the date of grant; and (b) an outstanding option or SAR that has been granted under this Plan may not, as of any date that such option or SAR has a per share exercise price that is greater than the then current Fair Market Value of a share of Common Stock, be surrendered to the Company as consideration for the grant of a new option or SAR with a lower exercise price, shares of restricted stock, RSU, an Other Stock-Based Award, a cash payment, or Common Stock.

6.7  Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, the following additional provisions shall apply to the grant of stock options that are intended to qualify as incentive stock options (as such term is defined in Section 422 of the Code):

(a)  Any incentive stock option agreement authorized under the Plan shall contain such other provisions as the Committee shall deem advisable, but shall in all events be consistent with and contain or be deemed to contain all provisions required in order to qualify the options as incentive stock options.

(b)  All incentive stock options must be granted within ten years from the date on which this Plan is adopted by the Board of Directors.

(c)  No incentive stock options shall be granted to any non-employee or to any participant who, at the time such option is granted, would own (within the meaning of Section 422 of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of Cal Dive or of any of its subsidiaries.

(d)  The aggregate Fair Market Value (determined with respect to each incentive stock option as of the time such incentive stock option is granted) of the Common Stock with respect to which incentive stock options are exercisable for the first time by a participant during any fiscal year (under the Plan or any other plan of Cal Dive or any of its subsidiaries) shall not exceed $100,000. To the extent that such limitation is exceeded, the excess options shall be treated as non-qualified stock options for federal income tax purposes.

7.  Restricted Stock.

7.1  Grant of Restricted Stock. The Committee may award shares of restricted stock to such eligible participants as determined pursuant to the terms of Section 3. An award of restricted stock shall be subject to such restrictions on transfer and forfeitability provisions and such other terms and conditions, including the attainment of specified performance goals, as the Committee may determine, subject to the provisions of the Plan. To the extent restricted stock is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

7.2  The Restricted Period.

(a)  At the time an award of restricted stock is made, the Committee shall establish a period of time during which the transfer of the shares of restricted stock shall be restricted and after which the shares of restricted stock shall be vested (the "Restricted Period"). Each award of restricted stock may have a different Restricted Period. The Restricted Period shall be a minimum of three years with incremental vesting of portions of the award over the three-year period permitted, with the following exceptions:

(i) If the vesting of the shares of restricted stock is based upon the attainment of performance goals as described in Section 11, the Restricted Period shall be a minimum of one year.
(ii) No minimum Restricted Period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company's annual incentive plan, or to grants made under Section 5.3(c).
(b)  An acceleration of the expiration of the applicable Restricted Period shall occur (i) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (ii) as described in Section 12 in the event of a Change of Control of the Company.

7.3  Escrow. The participant receiving restricted stock shall enter into an Incentive Agreement with the Company setting forth the conditions of the grant. Any certificates representing shares of restricted stock shall be registered in the name of the participant and deposited with the Company, together with a stock power endorsed in blank by the participant. Each such certificate shall bear a legend in substantially the following form:

The transferability of this certificate and the shares of Common Stock represented by it are subject to the terms and conditions (including conditions of forfeiture) contained in the Cal Dive International, Inc. 2013 Stock Incentive Plan (the "Plan"), and an agreement entered into between the registered owner and Cal Dive thereunder. Copies of the Plan and the agreement are on file at the principal office of Cal Dive.
Alternatively, in the discretion of the Company, ownership of the shares of restricted stock and the appropriate restrictions shall be reflected in the records of the Company's transfer agent and no physical certificates shall be issued prior to vesting.
7.4  Dividends on Restricted Stock. All dividends and other distributions relating to any shares of restricted stock will accrue when declared and be paid out or forfeited in tandem with the related shares of restricted stock.

7.5  Forfeiture. In the event of the forfeiture of any shares of restricted stock under the terms provided in the Incentive Agreement (including any additional shares of restricted stock that may result from the reinvestment of cash and stock dividends, if so provided in the Incentive Agreement), such forfeited shares shall be surrendered and any certificates cancelled. The participants shall have the same rights and privileges, and be subject to the same forfeiture provisions, with respect to any additional shares received pursuant to Section 13.5 due to a recapitalization or other change in capitalization.

7.6  Expiration of Restricted Period. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee, the restrictions applicable to the restricted stock shall lapse and, unless otherwise instructed by the participant, a stock certificate for the number of shares of restricted stock with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions and legends, except any that may be imposed by law, to the participant or the participant's estate, as the case may be.

7.7  Rights as a Stockholder. Subject to the terms and conditions of the Plan and subject to any restrictions on the receipt of dividends that may be imposed in the Incentive Agreement, each participant receiving restricted stock shall have all the rights of a stockholder with respect to shares of stock during the Restricted Period, including without limitation, the right to vote any shares of Common Stock.

8.  Restricted Stock Units.

8.1  Grant of Restricted Stock Units. A restricted stock unit, or RSU, represents the right to receive from the Company on the respective scheduled vesting or payment date for such RSU, one share of Common Stock. An award of RSUs may be subject to the attainment of specified performance goals or targets, forfeitability provisions and such other terms and conditions as the Committee may determine, subject to the provisions of the Plan. To the extent an award of RSUs is intended to qualify as performance-based compensation under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 and meet the additional requirements imposed by Section 162(m).

8.2  Vesting Period.

(a)  At the time an award of RSUs is made, the Committee shall establish a period of time during which the RSUs shall vest (the "Vesting Period"). Each award of RSUs may have a different Vesting Period. The Vesting Period shall be a minimum of three years with incremental vesting over the three-year period permitted, with the following exceptions:

(i) If the vesting of RSUs is based upon the attainment of performance goals as described in Section 11, the Vesting Period shall be a minimum of one year.
(ii) No minimum Vesting Period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company's annual incentive plan, or to grants made under Section 5.3(c).
(b)  An acceleration of the expiration of the applicable Vesting Period shall occur (i) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (ii) as described in Section 12 in the event of a Change of Control of the Company.

8.3  Dividend Equivalent Accounts. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividend equivalent rights with respect to RSUs, in which case the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the share of Common Stock underlying each RSU. All such cash, property, and any additional RSUs credited via dividend equivalents shall vest or be forfeited at the same time and on the same terms as the RSUs to which they relate. The participant shall have no rights to the amounts or other property credited to such account until the related RSU vests.

8.4  Rights as a Stockholder. Subject to the restrictions imposed under the terms and conditions of this Plan and subject to any other restrictions that may be imposed in the Incentive Agreement, each participant receiving RSUs units shall have no rights as a stockholder with respect to such RSUs until such time as shares of Common Stock are issued to the participant.

9.  Stock Appreciation Rights.

9.1  Grant of Stock Appreciation Rights. A stock appreciation right, or SAR, is a right to receive, without payment to the Company, a number of shares of Common Stock, cash, or any combination thereof, the number or amount of which is determined pursuant to the formula set forth in Section 9.5. Each SAR granted by the Committee under the Plan shall be subject to the terms and conditions of the Plan and the applicable Incentive Agreement.

9.2  Number. Each SAR granted to any participant shall relate to such number of shares of Common Stock as shall be determined by the Committee, subject to adjustment as provided in Section 13.5.

9.3  Duration and Time for Exercise. The term of each SAR shall be determined by the Committee, but shall not exceed a maximum term of ten years. Each SAR shall become exercisable at such time or times during its term as shall be determined by the Committee, but for SARs granted to officers, key employees, consultants, or advisors, such SARs may not become fully exercisable until the third anniversary of the date of grant, although incremental vesting over the three-year period is permitted. Notwithstanding the foregoing, the Committee may accelerate the exercisability of any SAR at any time, in addition to the automatic acceleration of SARs (a) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (b) as described in Section 12 in the event of a Change of Control of the Company.

9.4  Exercise. A SAR may be exercised, in whole or in part, by giving written notice to the Company, specifying the number of SARs that the holder wishes to exercise. The date that the Company receives such written notice shall be referred to herein as the "Exercise Date." The Company shall, within 30 days of an Exercise Date, deliver to the exercising holder certificates for the shares of Common Stock to which the holder is entitled pursuant to Section 9.5 or cash or both, as provided in the Incentive Agreement.

9.5  Payment.

(a)  The number of shares of Common Stock which shall be issuable upon the exercise of a SAR payable in Common Stock shall be determined by dividing:
(i) the number of shares of Common Stock as to which the SAR is exercised, multiplied by the amount of the appreciation in each such share (for this purpose, the "appreciation" shall be the amount by which the Fair Market Value (as defined in Section 13.10) of a share of Common Stock subject to the SAR on the trading day prior to the Exercise Date exceeds the "Base Price," which is an amount, not less than the Fair Market Value of a share of Common Stock on the date of grant, which shall be determined by the Committee at the time of grant, subject to adjustment under Section 13.5); by
(ii) the Fair Market Value of a share of Common Stock on the Exercise Date.
(b)  No fractional shares of Common Stock shall be issued upon the exercise of a SAR; instead, the holder of a SAR shall be entitled to purchase the portion necessary to make a whole share at its Fair Market Value on the Exercise Date.

(c)  If so provided in the Incentive Agreement, a SAR may be exercised for cash equal to the Fair Market Value of the shares of Common Stock that would be issuable under this Section 9.5, if the exercise had been for Common Stock.

10.  Other Stock-Based Awards.

10.1  Grant of Other Stock-Based Awards. Subject to the limitations described in Section 10.2 hereof, the Committee may grant to eligible participants "Other Stock-Based Awards," which shall consist of awards (other than options, restricted stock, RSUs or SARs described in Sections 6 through 9 hereof) paid out in shares of Common Stock or the value of which is based in whole or in part on the value of shares of Common Stock. Other Stock-Based Awards may be awards of shares of Common Stock, awards of phantom stock, or may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of, or appreciation in the value of, Common Stock (including, without limitation, securities convertible or exchangeable into or exercisable for shares of Common Stock), as deemed by the Committee consistent with the purposes of this Plan. The Committee shall determine the terms and conditions of any Other Stock-Based Award (including which rights of a stockholder, if any, the recipient shall have with respect to Common Stock associated with any such award) and may provide that such award is payable in whole or in part in cash. An Other Stock-Based Award may be subject to the attainment of such specified performance goals or targets as the Committee may determine, subject to the provisions of this Plan. To the extent that an Other Stock-Based Award is intended to qualify as "performance-based compensation" under Section 162(m), it must be granted subject to the attainment of performance goals as described in Section 11 below and meet the additional requirements imposed by Section 162(m).

10.2  Limitations.

(a)  Other Stock-Based Awards granted under this Section 10 shall be subject to a minimum vesting period of three years, with incremental vesting of portions of the award over the three-year period permitted, with the following exceptions:

(i) If the vesting of the award is based upon the attainment of performance goals as described in Section 11, the award shall be subject to a minimum vesting period of one year.
(ii) No minimum vesting period applies to grants to non-employee directors, to grants issued in payment of cash amounts earned under the Company's annual incentive plan, or to grants made under Section 5.3(c).
(b)  An acceleration of the expiration of the applicable vesting period shall occur (i) as provided under Section 13.3 in the event of termination of employment under the circumstances provided in the Incentive Agreement and (ii) as described in Section 12 in the event of a Change of Control of the Company.

10.3  Dividends or Dividend Equivalents. Subject to the terms and conditions of this Plan and the applicable Incentive Agreement, as well as any procedures established by the Committee, the Committee may determine to pay dividends or dividend equivalent rights with respect to Other Stock-Based Awards. All dividends and other distributions relating to any shares of Common Stock issued as an Other Stock-Based Award will accrue when declared and be paid out or forfeited in tandem with the related shares. If the Committee grants dividend equivalent rights in conjunction with an Other Stock-Based Award, the Company shall establish an account for the participant and reflect in that account any securities, cash or other property comprising any dividend or property distribution with respect to the shares of Common Stock underlying the Other Stock-Based Award. All such cash, property, and any additional shares of Common Stock credited via dividend equivalents shall vest or be forfeited at the same time and on the same terms as the shares underlying the Other Stock-Based Award. The participant shall have no rights to the amounts or other property credited to such account until the Other Stock-Based Award vests.

11.  Performance Goals for Section 162(m) Awards. To the extent that shares of restricted stock, RSUs, or Other Stock-Based Awards granted under the Plan are intended to qualify as "performance-based compensation" under Section 162(m), the vesting, grant, or payment of such awards shall be conditioned on the achievement of one or more performance goals and must satisfy the other requirements of Section 162(m). The performance goals pursuant to which such awards shall vest, be granted, or be paid out shall be any or a combination of the following performance measures applied to the Company, a division, a subsidiary, a segment, or a line of business: earnings per share; an economic value-added measure; stockholder return or total stockholder return; earnings or earnings before interest, income taxes, and depreciation and amortization; stock price; return on equity; return on assets or net assets; return on total capital; revenue; reduction of expenses; free cash flow; operating cash flow; income, pre-tax income, or net income; operating income or net operating income; gross profit; operating profit or net operating profit; operating margin or profit margin; return on operating revenue; return on invested capital; market segment share; customer satisfaction; or safety. For any performance period, such performance objectives may be measured on an absolute basis or relative to a group of peer companies selected by the Committee, relative to internal goals or relative to levels attained in prior years. The performance goals may be subject to such adjustments as are specified in advance by the Committee in accordance with Section 162(m).

12.  Change of Control.

12.1  Definition. "Change of Control" shall mean:

(a)  the acquisition by any Person (as defined below) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act of more than 30% of the outstanding Common Stock; provided, however, that for purposes of this subsection (a), the following events shall not constitute a Change of Control:

(i) any acquisition of Common Stock by a Person directly from the Company;
(ii) any acquisition of Common Stock by the Company;

(iii) any acquisition of Common Stock by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company; or
(iv) any acquisition of Common Stock by any entity pursuant to a transaction that complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 12.1; or
(b)  individuals who, as of May 14, 2013, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director subsequent to such date through an election, or a nomination for election by the Company's stockholders, approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Incumbent Board; or

(c)  consummation of a reorganization, merger or consolidation, or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination,

(i) Persons who were the beneficial owners of the Company's outstanding common stock and any other securities of the Company entitled to vote generally in the election of directors immediately prior to such Business Combination continue to have collectively the direct or indirect beneficial ownership, respectively, of 50% or more of the then outstanding shares of common stock, and 50% or more of the voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination (which, for purposes of this paragraph (i) and paragraphs (ii) and (iii), shall include a corporation which as a result of such transaction controls the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries); and
(ii) except to the extent that such ownership in the Company existed prior to the Business Combination, no Person (excluding, for the purpose of this clause, any corporation resulting from such Business Combination or any employee benefit plan or related trust of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the then outstanding shares of common stock of the corporation resulting from such Business Combination or 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of such corporation; and
(iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement providing for such Business Combination, or, in the absence of an agreement, of the action taken by the Board approving such Business Combination; or

(d)  approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

For purposes of this definition, "Person" shall mean a natural person or company, and shall also mean the group or syndicate created when two or more Persons act as a syndicate or other group (including, without limitation, a partnership or limited partnership) for the purpose of acquiring, holding, or disposing of a security, except that "Person" shall not include an underwriter temporarily holding a security pursuant to an offering of the security.
12.2  Effect of a Change of Control. If determined by the Committee and so provided in the Incentive Agreement, upon a Change of Control of the type described in Sections 12.1(a) or 12.1(b) or immediately prior to any Change of Control of the type described in Sections 12.1(c) or 12.1(d), all outstanding Incentives granted pursuant to this Plan shall automatically become fully vested and exercisable, all restrictions or limitations on any Incentives shall automatically lapse and, unless otherwise provided in the applicable Incentive Agreement, all performance criteria and other conditions relating to the payment of Incentives shall be deemed to be achieved at the target level without the necessity of action by any person. As used in the immediately preceding sentence, "immediately prior" to the Change of Control shall mean sufficiently in advance of the Change of Control to permit the grantee to take all steps reasonably necessary (i) if an optionee, to exercise any such option fully and (ii) to deal with the shares purchased or acquired under any such option or other Incentive and any formerly restricted shares on which restrictions have lapsed so that all types of shares may be treated in the same manner in connection with the Change of Control as the shares of Common Stock of other stockholders.

12.3  Committee Discretion to Set Terms of Exercise or Exchange. No later than 30 days after the approval by the Board of a Change of Control of the types described in subsections (c) or (d) of Section 12.1 and no later than 30 days after a Change of Control of the type described in subsections (a) or (b) of Section 12.1, the Committee (as the Committee was composed immediately prior to such Change of Control and notwithstanding any removal or attempted removal of some or all of the members thereof as directors or Committee members), acting in its sole discretion without the consent or approval of any participant, may act to effect one or more of the alternatives listed below and such act by the Committee may not be revoked or rescinded by persons not members of the Committee immediately prior to the Change of Control:

(a)  accelerate the vesting of any Incentives which did not automatically accelerate under the terms of this Plan and/or the applicable Incentive Agreement;

(b)  require that all outstanding options, SARs or Other Stock-Based Awards be exercised on or before a specified date (before or after such Change of Control) fixed by the Committee, after which specified date all unexercised options, SARs and Other Stock-Based Awards shall terminate;

(c)  make such equitable adjustments to Incentives then outstanding as the Committee deems appropriate to reflect such Change of Control (provided, however, that the Committee may determine in its sole discretion that no adjustment is necessary);

(d)  provide for mandatory conversion of some or all of the outstanding options, SARs, RSUs, or Other Stock-Based Awards held by some or all participants as of a date, before or after such Change of Control, specified by the Committee, in which event such Incentives shall be deemed automatically cancelled and the Company shall pay, or cause to be paid, to each such participant an amount of cash per share equal to the excess, if any, of the Change of Control Value of the shares subject to such option, SAR, RSU or Other Stock-Based Award, as defined and calculated below, over the exercise price of such options or the exercise or base price of such SARs, RSUs or Other Stock-Based Awards or, in lieu of such cash payment, the issuance of Common Stock or securities of an acquiring entity having a Fair Market Value equal to such excess; provided, however, that no such mandatory conversion shall occur if it would result in the imposition of a penalty on the participant under Section 409A of the Code as a result of such cash payment or issuance of securities; or

(e)  provide that thereafter, upon any exercise or payment of an Incentive that entitles the holder to receive Common Stock, the holder shall be entitled to purchase or receive under such Incentive in lieu of the number of shares of Common Stock then covered by such Incentive, the number and class of shares of stock or other securities or property (including, without limitation, cash) to which the holder would have been entitled pursuant to the terms of the agreement providing for the reorganization, share exchange, merger, consolidation or asset sale, if, immediately prior to such Change of Control, the holder had been the record owner of the number of shares of Common Stock then covered by such Incentive.

For the purposes of paragraph (d) of this Section 12.3, the "Change of Control Value" shall equal the amount determined by whichever of the following items is applicable:
(i) the per share price to be paid to stockholders of Cal Dive in any such merger, consolidation or other reorganization,
(ii) the price per share offered to stockholders of Cal Dive in any tender offer or exchange offer whereby a Change of Control takes place,
(iii) in all other events, the Fair Market Value per share of Common Stock into which such options being converted are exercisable, as determined by the Committee as of the date determined by the Committee to be the date of conversion of such options, or
(iv) in the event that the consideration offered to stockholders of Cal Dive in any transaction described in this Section 12 consists of anything other than cash, the Committee shall determine the fair cash equivalent of the portion of the consideration offered that is other than cash.

13.  General.

13.1  Duration. No Incentives may be granted under the Plan after May 14, 2023; provided, however, that subject to Section 13.9, the Plan shall remain in effect after such date with respect to Incentives granted prior to that date, until all such Incentives have either been satisfied by the issuance of shares of Common Stock or otherwise been terminated under the terms of the Plan and all restrictions imposed on shares of Common Stock in connection with their issuance under the Plan have lapsed.

13.2  Transferability. No Incentives granted hereunder may be transferred, pledged, assigned or otherwise encumbered by a participant except: (a) by will; (b) by the laws of descent and distribution; (c) pursuant to a domestic relations order, as defined in the Code; or (d) as to options only, if permitted by the Committee and so provided in the Incentive Agreement or an amendment thereto, (i) to Immediate Family Members, (ii) to a partnership in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole partners, (iii) to a limited liability company in which the participant and/or Immediate Family Members, or entities in which the participant and/or Immediate Family Members are the sole owners, members or beneficiaries, as appropriate, are the sole members, or (iv) to a trust for the sole benefit of the participant and/or Immediate Family Members. "Immediate Family Members" shall be defined as the spouse and natural or adopted children or grandchildren of the participant and their spouses. To the extent that an incentive stock option is permitted to be transferred during the lifetime of the participant, it shall be treated thereafter as a nonqualified stock option. Any attempted assignment, transfer, pledge, hypothecation or other disposition of Incentives, or levy of attachment or similar process upon Incentives not specifically permitted herein, shall be null and void and without effect.

13.3  Effect of Termination of Employment or Death. In the event that a participant ceases to be an employee of the Company or to provide services to the Company for any reason, including death, disability, early retirement or normal retirement, any Incentives may be exercised, shall vest or shall expire at such times as may be determined by the Committee and provided in the Incentive Agreement.

13.4  Additional Conditions. Anything in this Plan to the contrary notwithstanding: (a) the Company may, if it shall determine it necessary or desirable for any reason, at the time of award of any Incentive or the issuance of any shares of Common Stock pursuant to any Incentive, require the recipient of the Incentive, as a condition to the receipt thereof or to the receipt of shares of Common Stock issued pursuant thereto, to deliver to the Company a written representation of present intention to acquire the Incentive or the shares of Common Stock issued pursuant thereto for his own account for investment and not for distribution; and (b) if at any time the Company further determines, in its sole discretion, that the listing, registration or qualification (or any updating of any such document) of any Incentive or the shares of Common Stock issuable pursuant thereto is necessary on any securities exchange or under any federal or state securities or blue sky law, or that the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with the award of any Incentive, the issuance of shares of Common Stock pursuant thereto, or the removal of any restrictions imposed on such shares, such Incentive shall not be awarded or such shares of Common Stock shall not be issued or such restrictions shall not be removed, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company.

13.5  Adjustment. In the event of any recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar change in the Common Stock, the number of shares of Common Stock then subject to the Plan, including shares subject to outstanding Incentives, and any and all other limitations provided in the Plan limiting the number of shares of Common Stock that may be issued hereunder, shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such adjustments, the price of any option, the Base Price of any SAR and the performance goals of any Incentive shall also be adjusted to provide participants with the same relative rights before and after such adjustment. No substitution or adjustment shall require the Company to issue a fractional share under the Plan and the substitution or adjustment shall be limited by deleting any fractional share.

13.6  Withholding.

(a)  The Company shall have the right to withhold from any payments made or stock issued under the Plan or to collect as a condition of payment, issuance or vesting, any taxes required by law to be withheld. At any time that a participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with an Incentive, the participant may, subject to Section 13.6(b) below, satisfy this obligation in whole or in part by electing (the "Election") to deliver currently owned shares of Common Stock or to have the Company withhold shares of Common Stock, in each case having a value equal to the minimum statutory amount required to be withheld under federal, state and local law. The value of the shares to be delivered or withheld shall be based on the Fair Market Value of the Common Stock on the date that the amount of tax to be withheld shall be determined ("Tax Date").

(b)  Each Election must be made prior to the Tax Date. For participants who are not subject to Section 16 of the 1934 Act, the Committee may disapprove of any Election, may suspend or terminate the right to make Elections, or may provide with respect to any Incentive that the right to make Elections shall not apply to such Incentive. If a participant makes an election under Section 83(b) of the Code with respect to shares of restricted stock, an Election to have shares withheld to satisfy withholding taxes is not permitted to be made.

13.7  No Continued Employment. No participant under the Plan shall have any right, because of his or her participation, to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation.

13.8  Deferral Permitted. Payment of an Incentive may be deferred at the option of the participant if permitted in the Incentive Agreement. Any deferral arrangements shall comply with Section 409A of the Code.

13.9  Amendments to or Termination of the Plan. The Board may amend or discontinue this Plan at any time; provided, however, that no such amendment may:

(a)  amend Section 6.6 to permit repricing of options or SARs without the approval of stockholders;

(b)  materially impair, without the consent of the recipient, an Incentive previously granted, except that the Company retains all of its rights under Section 12; or

(c)  materially revise the Plan without the approval of the stockholders. A material revision of the Plan includes (i) except for adjustments permitted herein, a material increase to the maximum number of shares of Common Stock that may be issued through the Plan, (ii) a material increase to the benefits accruing to participants under the Plan, (iii) a material expansion of the classes of persons eligible to participate in the Plan, (iv) an expansion of the types of awards available for grant under the Plan, (v) a material extension of the term of the Plan and (vi) a material change that reduces the price at which shares of Common Stock may be offered through the Plan.

13.10  Definition of Fair Market Value. Whenever "Fair Market Value" of Common Stock shall be determined for purposes of this Plan, except as provided below in connection with a cashless exercise through a broker, it shall be determined as follows: (a) if the Common Stock is listed on an established stock exchange or any automated quotation system that provides sale quotations, the closing sale price for a share of the Common Stock on such exchange or quotation system on the date as of which fair market value is to be determined or, if the Common Stock is not traded on that day, on the next preceding day on which the Common Stock was traded; (b) if the Common Stock is not listed on any exchange or quotation system, but bid and asked prices are quoted and published, the mean between the quoted bid and asked prices on the date as of which fair market value is to be determined, and if bid and asked prices are not available on such day, on the next preceding day on which such prices were available; and (c) if the Common Stock is not regularly quoted, the fair market value of a share of Common Stock on the date as of which fair market value is to be determined, as established by the Committee in good faith. In the context of a cashless exercise through a broker, the "Fair Market Value" shall be the price at which the Common Stock subject to the stock option is actually sold in the market to pay the option exercise price.

13.11  Recovery Policy. Each Incentive Agreement shall contain a provision permitting the Company to recover any Incentive granted under the Plan if (a) the Company's financial statements are required to be restated at any time within the three-year period following the final payout of the Incentive and the participant is determined to be responsible, in whole or in part, for the restatement, or (b) the Incentive is subject to any clawback policies the Company may adopt in order to conform to the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any resulting rules issued by the Securities and Exchange Commission or national securities exchanges thereunder. All determinations regarding the applicability of these provisions shall be in the discretion of the Committee.

Recommended by the Compensation Committee and Approved by the Board on February 26, 2013
[Approved by the Company's Stockholders on May 14, 2013]

APPENDIX B
CERTIFICATE OF AMENDMENT
OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CAL DIVE INTERNATIONAL, INC.

Cal Dive International, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:
FIRST: At a meeting of the Corporation's Board of Directors held on February 26, 2013, resolutions were duly adopted setting forth a proposed amendment to the Corporation's Amended and Restated Certificate of Incorporation to remove in its entirely Article XII thereof, declaring said amendment to be advisable, and directing that the proposed amendment be considered at the next annual meeting of the Corporation's stockholders.
SECOND: On May 14, 2013, at an annual meeting of stockholders called and held in accordance with Section 222 of the General Corporation Law of the State of Delaware, the stockholders of the Corporation by a majority of the outstanding shares of stock entitled to vote thereon voted for a proposal to delete, in its entirety, the text of Article XII of the Corporation's Amended and Restated Certificate of Incorporation, and to replace the text of said Article with the caption: "[RESERVED]."
THIRD: Said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
IN WITNESS WHEREOF, Cal Dive International, Inc. has caused this Certificate of Amendment to be duly executed in its corporate name this __ day of _________, 2013.

CAL DIVE INTERNATIONAL, INC.
By:
	Name:	Lisa M. Buchanan
	Title:	Executive Vice President, General Counsel and Secretary

B-1

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945
COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

Address Change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS,
SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR Proposals 1, 2, 3, 4, 5 and 6

1.	To elect two "Class I" directors of the Company with terms expiring in 2016:
	01	John B. Reed	02	David E. Preng	☐	FOR all "Class I" nominees (except as indicated below)	☐	WITHHOLD AUTHORITY from ALL nominees

(INSTRUCTION: To WITHHOLD AUTHORITY to vote for any individual nominee, write that person's name in the box provided to the right.)

Please fold here – Do not separate

2.	To approve, on an advisory basis, the compensation of our Named Executive Officers.	☐	FOR	☐	AGAINST	☐	ABSTAIN

3.	To approve the Cal Dive International, Inc. 2013 Stock Incentive Plan.	☐	FOR	☐	AGAINST	☐	ABSTAIN

4.	To approve the issuance of up to 46,122,990 shares of our common stock upon conversion of our 5.00% Convertible Senior Notes due 2017.	☐	FOR	☐	AGAINST	☐	ABSTAIN

5.	To approve an amendment to our Amended and Restated Certificate of Incorporation to remove in its entirety Article XII thereof.	☐	FOR	☐	AGAINST	☐	ABSTAIN

6.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2013.	☐	FOR	☐	AGAINST	☐	ABSTAIN

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AS THE BOARD RECOMMENDS.

Dated:
Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held by joint tenancy, both should sign. Attorneys, executors, administrators, trustees or guardians should give full name as such. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

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CAL DIVE INTERNATIONAL, INC.

ANNUAL MEETING OF STOCKHOLDERS

May 14, 2013

2500 CityWest Boulevard
Houston, TX 77042

Cal Dive International, Inc. 2500 CityWest Boulevard Houston, TX 77042	proxy

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting on May 14, 2013.

The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, dated April 4, 2013, hereby appoints Brent D. Smith and Lisa Manget Buchanan as Proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all shares of common stock of Cal Dive International, Inc. held of record by the undersigned on March 15, 2013 at the 2013 Annual Meeting of Stockholders to be held on May 14, 2013 at 9:00 a.m. at the corporate offices of Cal Dive International, Inc., 2500 CityWest Boulevard, Suite 2200, Houston, Texas 77042, and any adjournments thereof.

Vote by Internet, Telephone or Mail
 24 hours a day, 7 days a week

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

: INTERNET/MOBILE www.eproxy.com/dvr Use the Internet to vote your proxy until 12:00 noon (Central Daylight Time) on May 13, 2013.	( PHONE 1-800-560-1965 Use a touch-tone telephone to vote your proxy until 12:00 noon (Central Daylight Time) on May 13, 2013.	* MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.

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